                            SCHEDULE 14C INFORMATION

             Information Statement Pursuant to Section 14(c) of the
                        Securities Exchange Act of 1934

Check the appropriate box:
[X]      Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[ ]      Definitive Information Statement


                             SFX Broadcasting, Inc.
         -----------------------------------------------------------------------
                  (Name of Registrant As Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
(1)      Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------

(2)      Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------
(4)      Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------
(5)      Total fee paid:


         -----------------------------------------------------------------------
[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

                  --------------------------------------------------------------

         (2)      Form, Schedule or Registration Statement No.:

                  --------------------------------------------------------------

         (3)      Filing Party:

                  --------------------------------------------------------------
         (4)      Date Filed:


                  --------------------------------------------------------------

                                PRELIMINARY COPY


                 SUBJECT TO COMPLETION, DATED DECEMBER 24, 1997


                             INFORMATION STATEMENT


                              FOR INFORMATION ONLY


                             SFX BROADCASTING, INC.

     This Information Statement is being furnished to the holders of shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock") of SFX Broadcasting, Inc., a Delaware corporation (the "Company"), in connection with certain amendments to the Certificate of Designations (the "Series E Certificate") relating to the Company's 12-5/8% Series E Cumulative Exchangeable Preferred Stock Due October 31, 2006 (the "Series E Preferred Stock"). It is anticipated that the amendments will become operative in the first quarter of 1998.


--------------------------------------------------------------------------------

IN REVIEWING THIS INFORMATION STATEMENT, YOU SHOULD CAREFULLY CONSIDER THE MATTERS DESCRIBED UNDER THE CAPTION "CERTAIN CONSIDERATIONS."

NO APPROVAL BY THE HOLDERS OF SHARES OF CLASS A COMMON STOCK OF THE AMENDMENTS TO THE SERIES E CERTIFICATE IS REQUIRED OR SOUGHT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT (INCLUDING THE INFORMATION CONTAINED IN ANNEX 1 ATTACHED HERETO) REGARDING THE PROPOSALS (INCLUDING THE MERGER DESCRIBED HEREIN) TO BE VOTED UPON AT THE UPCOMING SPECIAL MEETING OF STOCKHOLDERS OF THE COMPANY IS PROVIDED AS CONTEXT FOR THE AMENDMENTS TO THE SERIES E CERTIFICATE AND IS INTENDED TO BE FOR INFORMATION PURPOSES ONLY. UNDER ALL CIRCUMSTANCES ANY INFORMATION PROVIDED IN THIS INFORMATION STATEMENT REGARDING THE PROPOSALS TO BE VOTED UPON AT THE SPECIAL MEETING IS SUPERSEDED BY ANY INFORMATION CONTAINED IN THE DEFINITIVE PROXY STATEMENT TO BE ISSUED TO HOLDERS OF SHARES OF CLASS A COMMON STOCK IN CONNECTION WITH THAT MEETING. HOLDERS OF SHARES OF CLASS A COMMON STOCK ARE ENTITLED TO VOTE ON, AND PROXIES WILL BE SOUGHT FOR, THE PROPOSALS TO BE VOTED UPON AT THE SPECIAL MEETING.

The date of this Information Statement is ____________, 1998. It is first being sent to holders of shares of Class A Common Stock on such date.

                             AVAILABLE INFORMATION

         The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") , and in accordance therewith files reports, information statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, information statements and other information filed by SFX with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following Regional Offices of the SEC:
Seven World Trade Center, 13th Floor, New York, New York 10048 and Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of the material also can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Company is an electronic filer under the EDGAR (Electronic Data Gathering, Analysis and Retrieval) system maintained by the Commission. The Commission maintains a Web Site (http://www.sec.gov) on the Internet that contains reports, proxy and information statements and other information regarding companies that file electronically with the Commission. In addition, material filed by the Company can be inspected at the offices of The Nasdaq Stock Market, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

         SFX Entertainment, Inc., a Delaware corporation ("SFX Entertainment"), has filed a Registration Statement on Form S-1 (the "Registration Statement") with the Commission relating to the shares of Class A common stock of SFX Entertainment offered in the Spin-Off. HOLDERS OF SHARES OF CLASS A COMMON STOCK ARE URGED TO READ THE REGISTRATION STATEMENT AND ANY AMENDMENTS THERETO IN THEIR ENTIRETY.

         Statements made in this Information Statement concerning the provisions of any contract, agreement or other document referred to herein constitute accurate summaries of the provisions of such document which are material to such statements, but such statements do not purport to be complete. With respect to each such statement concerning a contract, agreement or other document filed with the Commission, reference is made to such filing for a more complete description of the matter involved, and each such statement is qualified in its entirety by such reference.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents previously filed by the Company with the Commission under the Exchange Act are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

         (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997;

         (c) The Company's Current Reports on Form 8-K dated January 17, 1997, January 21, 1997, January 22, 1997, January 27, 1997,
                  April 15, 1997, June 16, 1997, July 11, 1997, August 25,
                  1997, December 11, 1997 and ________ __, 1997 and the
                  Company's Current Report on Form 8-K/A dated June 16, 1997.

         All documents filed by the Company or SFX Entertainment pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Information Statement and prior to the filing with the Delaware Secretary of State of the amendments to the Series E Certificate relating to the Series E Amendments (as defined below) will be deemed to be incorporated by reference into this Information Statement and to be a part hereof from the date of filing of the documents.

         IN ADDITION, CERTAIN INFORMATION ABOUT THE COMPANY AND SFX ENTERTAINMENT IS SET FORTH ON ANNEX 1 ATTACHED HERETO, WHICH IS INCORPORATED HEREIN BY REFERENCE.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that is or is deemed to be incorporated by reference herein) modifies or supersedes the previous statement. Any statement so modified or superseded will not be deemed to constitute a part hereof except as so modified or superseded.

         THIS INFORMATION STATEMENT INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN EXHIBITS TO THE DOCUMENTS UNLESS THE EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE HEREIN) ARE AVAILABLE, WITHOUT CHARGE, UPON ORAL OR WRITTEN REQUEST BY ANY PERSON TO WHOM THIS INFORMATION STATEMENT HAS BEEN DELIVERED, FROM SFX BROADCASTING, INC., 650 MADISON AVENUE, NEW YORK, NEW YORK 10022, ATTENTION:
TIMOTHY KLAHS, DIRECTOR OF INVESTOR RELATIONS, TELEPHONE NUMBER (212) 407-9126. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS PRIOR TO THE FILING WITH THE DELAWARE SECRETARY OF STATE OF THE AMENDMENTS TO THE SERIES E CERTIFICATE, ANY REQUEST SHOULD BE MADE PROMPTLY. THE COMPANY WILL DELIVER THE REQUESTED DOCUMENTS BY FIRST CLASS MAIL OR OTHER EQUALLY PROMPT MEANS WITHIN ONE BUSINESS DAY OF RECEIPT OF THE REQUEST.

         YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS INFORMATION STATEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS INFORMATION STATEMENT. THIS INFORMATION STATEMENT IS DATED _________ __, 1998. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE.


                           FORWARD-LOOKING STATEMENTS

         This Information Statement, including the documents incorporated herein by reference, contains forward- looking statements. Future events and actual results, financial or otherwise, may differ materially from the results set forth in or implied in the forward-looking statements. Factors that might cause such a difference include the risks and uncertainties involved in the Company's business, including, but not limited to, the effect of economic and market conditions, the level and volatility of interest rates, the impact of current or pending legislation and regulation and the other risks and uncertainties discussed in "Certain Considerations" in Annex 1 attached hereto and in "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Form 10-K for the fiscal year ended December 31, 1996, which is incorporated by reference into this Information Statement.

                                    SUMMARY

         The following summary does not purport to be complete. It is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements, including the notes thereto, contained elsewhere in this Information Statement and the other documents referred to and incorporated by reference herein, including the information set forth on Annex 1 attached hereto. Stockholders are urged to read this Information Statement and the documents referred to and incorporated by reference herein in their entirety.

THE COMPANY

         The Company was incorporated in Delaware in 1992 principally to acquire and operate radio stations. At the time of the Company's initial public offering in late 1993, the Company owned and operated or provided programming to 10 radio stations operating in six markets. During the past four years, the Company has significantly expanded its radio station operations. The Company is currently one of the largest radio station groups in the country and owns or operates, provides programming to or sells advertising on behalf of 82 radio stations operating in 19 markets. The Company's radio stations are diverse in terms of format and geographic markets and are organized into five contiguous regional clusters designed to maximize market penetration. The Company has recently agreed to acquire and dispose of certain additional radio stations, and, upon consummation of the Company's pending acquisitions and dispositions, the Company will own or operate, provide programming to or sell advertising on behalf of 73 radio stations (55 FM and 18 AM stations) operating in 19 markets. In addition to owning and operating radio stations, the Company, through its wholly-owned subsidiary, SFX Entertainment ("SFX Entertainment"), a Delaware corporation, has become a significant operator of venues for, and promoter of, music concerts and other live entertainment events through a series of completed acquisitions of venue operators and concert promoters. The executive offices of the Company are located at 650 Madison Avenue, New York, New York 10022. For a further description of the business of the Company, see the reports filed by the Company with the Commission that are incorporated herein by reference.

BACKGROUND AND PURPOSES OF THE INFORMATION STATEMENT

         In August 1997, the Company agreed to the merger (the "Merger Agreement") of an affiliate of Hicks, Muse, Tate and Furst, Inc. (the "Merger") into the Company. In the Merger, holders of Class A Common Stock will receive $75.00 in cash. Prior to the Merger, the Company intends to effect the spin-off of SFX Entertainment to the shareholders of the Company on a pro-rata basis (the "Spin-Off"). As a result of the Merger, the Company, as the surviving corporation in the Merger, will become a wholly-owned subsidiary of SBI Holdings Corporation, a Delaware corporation ("Buyer"), and an affiliate of Hicks, Muse, Tate & Furst, Inc. The Company is seeking consents to modify certain terms of the Series E Certificate in order to permit the Spin-Off and the issuance in a private placement by SFX Entertainment of debt securities in the aggregate principal amount of approximately $275.0 million (the "New Notes") and the establishment by SFX Entertainment of a senior credit facility in the principal amount of approximately $350.0 million (the "New Credit Agreement"), which the Company is currently negotiating. The issuance of the New Notes and the entering into of the New Credit Agreement are collectively referred to herein as the "Financing." The Company will not be the obligor under the New Credit Agreement or the indenture pursuant to which the New Notes will be issued nor will it be the guarantor of SFX Entertainment's obligations under either such instrument.

         Concurrent with the distribution of this Information Statement, the Company intends to commence solicitations of (i) written consents of the holders of the Company's Series E Preferred Stock (the "Series E Consent Solicitation") with respect to certain amendments (the "Series E Amendments") to the Series E Certificate, and (ii) written consents (the "Note Consent Solicitation") of the holders of the Company's 10-3/4% Senior Subordinated Notes Due 2006 (the "Notes") with respect to certain amendments (the "Note Amendments") to the Indenture, as amended, relating to the Notes. The Series E Amendments and the Note Amendments are required to permit the Spin-Off, the Financing and certain other related transactions. The consummation of each of the Consent Solicitations is conditioned on the consummation of the other.

         This Information Statement is intended to apprise you of the proposed amendments to the Series E Certificate.

THE SERIES E AMENDMENTS; THE SERIES E CONSENT SOLICITATION

         The Company is soliciting the consents of holders of the Series E Preferred Stock to the Series E Amendments. The Series E Amendments would amend several restrictive covenants contained in the Series E Certificate and add a provision to the Series E Certificate that would provide that, notwithstanding any other provision of the Series E Certificate to the contrary, the Company and its subsidiaries will be permitted to consummate the Spin-Off, the Financing, and any or all of the related transactions described in the Series E Consent Solicitation.

         CERTAIN INFORMATION ABOUT THE COMPANY AND SFX ENTERTAINMENT IS SET FORTH ON ANNEX 1 ATTACHED HERETO, WHICH IS INCORPORATED BY REFERENCE.

         If the Company is unable to obtain the consents required from the holders of the Series E Preferred Stock for the Series E Amendments, it will be unable to consummate the Spin-Off and the Financing. In that event, the Company would be obligated pursuant to the Merger Agreement to dispose of SFX Entertainment in some other manner. If the Company does not consummate the Spin-Off or dispose of SFX Entertainment in an "Alternate Transaction" (as defined in the Merger Agreement), Buyer may refuse to consummate the Merger or may elect to consummate the Merger, by increasing the aggregate consideration to be paid in the Merger by $42.5 million.

         Adoption of the Series E Amendments requires the consent (the "Requisite Consents") of a majority of the outstanding shares of Series E Preferred Stock not held by the Company or any of its affiliates as of the record date which the Board of Directors of the Company will set for the Series E Consent Solicitation (the "Record Date").

         The affirmative vote of majorities of the voting power of the holders of the Series E Preferred Stock (voting as a separate class) and the Class A Common Stock and Class B Common Stock, par value $.01 per share (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock"), of the Company (voting together as a single class with each share of Class A Common Stock entitled to one vote and each share of Class B Common Stock entitled to ten votes) is required to amend the Series E Certificate.

         Robert F.X. Sillerman, the Executive Chairman and a director of the Company, owns as of the date of this Information Statement approximately ____% of the outstanding shares of Class A Common Stock and 97.8% of the outstanding shares of Class B Common Stock (excluding options and warrants to acquire shares), which represent approximately ____% of the outstanding shares of Common Stock and approximately ____% of the combined voting power of the outstanding Common Stock. It is not anticipated that Mr. Sillerman's ownership of shares of Common Stock or the percentage of the continued voting power which he controls will change significantly between the date of this Information Statement and the date of execution by Mr. Sillerman of his written consent to the Series E Amendments. Accordingly, Mr. Sillerman is able to control the outcome of the vote on all matters that require the approval of the majority of the combined voting power of all outstanding shares of the Common Stock; as a result, his written consent in lieu of a meeting will control the outcome of the vote of the Common Stock with respect to the amendment to the Series E Certificate required to permit the Spin-Off and the Financing. Mr. Sillerman has indicated to the Company that he intends to vote in favor of the Series E Amendments. ACCORDINGLY, NO APPROVAL BY THE HOLDERS OF SHARES OF CLASS A COMMON STOCK OF THE SERIES E AMENDMENTS IS REQUIRED OR SOUGHT. THE COMPANY IS NOT ASKING HOLDERS OF CLASS A COMMON STOCK TO EXECUTE A PROXY.

         As of the time of the filing of the amendment to the Series E Certificate, all then current holders of Series E Preferred Stock, including nonconsenting holders, and all subsequent holders of Series E Preferred Stock, will be bound by the Series E Amendments.

SHARES OUTSTANDING

         As of the date of this Information Statement, there were outstanding 10,002,550 shares of Class A Common Stock and 1,047,037 shares of Class B Common Stock. The shares of Class A Common Stock are entitled to one vote per share on all matters upon which shareholders are entitled to vote, and the shares of Class B Common Stock are generally entitled to 10 votes per share.

CERTAIN CONSIDERATIONS

         Stockholders should consider the matters set forth under "Certain Considerations" contained in Annex 1 attached hereto.


THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT (INCLUDING THE INFORMATION CONTAINED IN ANNEX 1 ATTACHED HERETO) REGARDING THE PROPOSALS (INCLUDING THE MERGER DESCRIBED HEREIN) TO BE VOTED UPON AT THE UPCOMING SPECIAL MEETING OF THE COMPANY IS PROVIDED AS CONTEXT FOR THE AMENDMENTS TO THE SERIES E CERTIFICATE AND IS INTENDED TO BE FOR INFORMATION PURPOSES ONLY. UNDER ALL CIRCUMSTANCES ANY INFORMATION PROVIDED IN THIS INFORMATION STATEMENT REGARDING THE PROPOSALS TO BE VOTED UPON AT THE SPECIAL MEETING IS SUPERSEDED BY ANY INFORMATION CONTAINED IN THE DEFINITIVE PROXY STATEMENT TO BE ISSUED IN CONNECTION WITH THAT MEETING. HOLDERS OF SHARES OF CLASS A COMMON STOCK ARE ENTITLED TO VOTE ON, AND PROXIES WILL BE SOUGHT FOR, THE PROPOSALS TO BE VOTED UPON AT THE SPECIAL MEETING.

                             PRINCIPAL STOCKHOLDERS

         The following table gives information concerning the beneficial ownership of the Company's capital stock as of December 11, 1997, by (a) each director and executive officer of the Company, (b) all executive officers and directors of the Company as a group and (c) each person known by the Company to own beneficially more than 5% of any class of the Company's voting stock.

                                                   CLASS A                       CLASS B
                                                 COMMON STOCK                 COMMON STOCK
                                           -------------------------     ------------------------        PERCENT OF
          NAME AND ADDRESS OF              NUMBER OF      PERCENT OF     NUMBER OF     PERCENT OF       TOTAL VOTING
          BENEFICIAL OWNER(1)                SHARES          CLASS         SHARES        CLASS              POWER
          -------------------                ------          -----         ------        -----              -----
Directors and Executive Officers:
     Robert F.X.  Sillerman(2).........              (3)      _._%        1,024,168       97.8%             _._%
     Michael G. Ferrel.................       107,344(4)      1.1%           22,869        2.2%             1.6%
     D. Geoffrey Armstrong.............        77,496(5)       *                 --        --                *
     Thomas P. Benson..................           600(6)       *                 --        --                *
     Howard J. Tytel...................              (7)      _._%               --        --                *
     Richard A. Liese..................           400(8)       *                 --        --                *
     James F. O'Grady, Jr. ............           850(9)       *                 --        --                *
     Paul Kramer.......................         2,000(9)       *                 --        --                *
     Edward F. Dugan...................         2,000(9)       *                 --        --                *
     All directors and executive
     officers as a group (9 persons)...       992,469         9.2%        1,047,037      100.0%            53.9%
5% Stockholders:
     Nomura Holdings America Inc. .....     1,320,729(10)    13.2%               --        --               6.5%
     2 World Financial Center, Building B
     New York, NY 10281
     The Goldman Sachs Group, L.P. ....       689,574(11)     6.9%               --        --               3.4%
     85 Broad Street
     New York, NY 10004
     College Retirement Equities Fund..       460,500(1)      4.6%               --        --               2.2%
     730 Third Avenue
     New York, NY  10017

------------------
 *       Less than 1%

(1) Unless otherwise set forth above, the address of each stockholder is the address of the Company, which is 650 Madison Avenue, New York, New York 10022. Pursuant to Rule 13d-3 of the Exchange Act, as used in this table, (a) "beneficial ownership" means the sole or shared power to vote, or to direct the disposition of, a security, and (b) a person is deemed to have "beneficial ownership" of any security that the person has the right to acquire within 60 days of December 11, 1997. For purposes of this table, "beneficial ownership" does not include shares of Class A Common Stock issuable upon exercise of options that are not scheduled to vest within 60 days of December 11, 1997. However, all of those options will be vested upon consummation of the Merger. In addition, for purposes of this table, "beneficial ownership" of Class A Common Stock does not include the number of shares of Class A Common Stock issuable upon conversion of shares of Class B Common Stock even though the shares of Class B Common Stock are convertible at any time, at the option of the holder thereof (subject to the approval of the Federal Communications Commission, if applicable), into shares of Class A Common Stock. Unless noted otherwise, (a) information as to beneficial ownership is based on statements furnished to the Company by the beneficial owners, and (b) stockholders possess sole voting and dispositive power with respect to shares listed on this table. As of December 11, 1997, there were issued and outstanding 10,002,550 shares of Class A Common Stock, 1,047,037 shares of Class B Common Stock and 2,990,000 shares of Series D Preferred Stock.

(2) Concurrent with the execution of the Merger Agreement, Mr. Sillerman entered into a Stockholder Agreement dated as of August 24, 1997, with the Company, Buyer and SBI Radio Acquisition Corporation pursuant to which Mr. Sillerman is required to vote all shares of Class A Common Stock and Class B Common Stock which he owns in favor of the Merger

         Agreement and the Merger and the amendments to the Certificate of Incorporation of the Company to be considered at the special meeting of stockholders of the Company at which the Merger will be voted upon.

(3)

(4) Includes 95,212 shares that may be acquired pursuant to the exercise of options which have vested or will vest within 60 days of December 11, 1997. If the 22,869 shares of Class B Common Stock held by Mr. Ferrel were included in calculating his ownership of Class A Common Stock, Mr. Ferrel would beneficially own 118,081 shares of Class A Common Stock, representing approximately 1.2% of the class.

(5) Includes 68,000 shares that may be acquired pursuant to the exercise of options which have vested or will vest within 60 days of December 11, 1997.

(6) Consists of 600 shares which may be acquired pursuant to the exercise of options which have vested or will vest within 60 days of December 11, 1997.

(7)

(8) Consists of 400 shares which may be acquired pursuant to the exercise of options which have vested or will vest within 60 days of December 11, 1997.

(9) Does not include shares underlying interests in the Company's Director Deferred Stock Ownership Plan.

(10) Based on information contained in Amendment No. 2 to Schedule 13D filed with the SEC on November 7, 1997. Of these shares, 1,071,429 shares are held of record by Bedrock Asset Trust I, a Delaware trust established by Nomura Holdings America Inc. The remaining 249,300 shares are held directly by Nomura Holdings America Inc., which is controlled by The Nomura Securities Co., Ltd., a corporation organized under the laws of Japan.

(11) Based on information contained in Amendment No. 1 to Schedule 13D filed with the SEC on September 24, 1997. As of September 19, 1997, The Goldman Sachs Group, L.P., a holding partnership, beneficially owned 689,574 shares, of which 649,574 shares were beneficially owned by Goldman, Sachs & Co., including 293,952 shares issuable upon conversion of shares of Series D Preferred Stock. The Goldman Sachs Group, L.P. is a general partner of (and owns a 99% interest in) Goldman, Sachs & Co., a broker dealer and an investment adviser under the Investment Advisers Act of 1940.

(12) Based on information contained in Schedule 13G filed with the SEC on February 10, 1997. College Retirement Equities Fund is an investment company registered under the Investment Company Act of 1940.

                                                                        ANNEX 1

          CERTAIN INFORMATION ABOUT THE COMPANY AND SFX ENTERTAINMENT



SUMMARY...................................................................   1

CERTAIN CONSIDERATIONS....................................................   8

THE SPIN-OFF..............................................................  10

INDEPENDENT AUDITORS......................................................  17

INDEX TO FINANCIAL STATEMENTS............................................. F-1

                                    SUMMARY

         The following summary is qualified in its entirety by the detailed information and Consolidated Financial Statements and notes thereto included elsewhere in this Annex. Unless the context indicates otherwise, references in this Annex to the "Company" refers to SFX Broadcasting, Inc. and its consolidated subsidiaries.

THE FINANCING

         SFX Entertainment intends to use the proceeds of the Financing to finance the cash consideration to be paid for the Pending Acquisitions (as defined below), to refinance liabilities assumed in connection with the Pending Acquisitions, to pay certain related fees and expenses, to fund planned capital expenditures during 1998 and for general corporate purposes. Although SFX Entertainment currently intends to use the proceeds of the Financing in connection with the Pending Acquisitions, there can be no assurance that any of the Pending Acquisitions will ultimately be consummated on the terms described herein or at all. If any of the Pending Acquisitions is not consummated, the Company will be free to employ the allocable proceeds of the Financing for any other purpose permitted by the terms of the New Credit Facility and the indenture governing the New Notes.


THE MERGER; AMENDMENT OF CERTIFICATE OF INCORPORATION

         On August 24, 1997, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") among the Company, Buyer and SBI Radio Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Buyer ("Buyer Sub"). Pursuant to the Merger Agreement, the Company will become a wholly-owned subsidiary of Buyer, and, among other things, each issued and outstanding share (except for shares held by persons who exercise dissenters' appraisal rights) of the Company's (a) Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), will convert into the right to receive $75.00, (b) Class B Common Stock, par value $.01 per share (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock"), will convert into the right to receive $97.50, (c) 6 1/2% Series D Cumulative Convertible Exchangeable Preferred Stock (the "Series D Preferred Stock") will convert into the right to receive an amount equal to the product of (i) $75.00 and (ii) the number of shares of Class A Common Stock into which each share of Series D Preferred Stock would have been convertible immediately prior to the Effective Time (as defined under the Merger Agreement) (herein, the "Merger Effective Time"), and (d) Series C Redeemable Convertible Preferred Stock (the "Series C Preferred Stock") will convert into the right to receive $1,000.00, plus any accrued but unpaid dividends. All such amounts will be payable in cash, without interest. The consideration to be received by holders of Class A Common Stock, Class B Common Stock and Series D Preferred Stock is subject to increase in certain circumstances. Each issued and outstanding share of Series E Preferred Stock will continue to be outstanding after the Merger Effective Time as 12 5/8% Series E Cumulative Exchangeable Preferred Stock of the surviving corporation of the Merger.

         The consummation of the Merger is subject to certain conditions and the receipt of certain consents including, among other things, the approval of the Common Stock voting together as a single class, and the approval of each of the Class A Common Stock and Series D Preferred Stock, voting separately as a class. In addition, the Merger is subject to certain regulatory approvals. The approval and adoption of the Merger Agreement will be considered at a special meeting of the stockholders of the Company (the "Special Meeting") that is intended to be held on or about _________________, 1998.

         The Company anticipates that the Merger will be consummated in the second quarter of 1998 and that the Spin- Off will occur prior thereto. Although management of the Company believes that all necessary consents and approvals will be obtained in order to permit the Spin-Off and the Merger, there can be no assurance to such effect.

         The Board of Directors of the Company and its committee of independent members ("Independent Committee") have unanimously approved the Merger Agreement and the transactions contemplated thereby and have determined that they are fair to and in the best interests of the holders of Class A Common Stock. Concurrent with the execution of the Merger Agreement, Robert F.X. Sillerman entered into a Stockholder Agreement with the Company,

Buyer and Buyer Sub pursuant to which Mr. Sillerman is required to vote all shares of Class A Common Stock and Class B Common Stock which he owns in favor of the Merger.

         At the Special Meeting, the Company's stockholders will also be asked to approve two proposals relating to the approval and adoption of amendments to the Certificate of Incorporation of the Company. The amendments contained in the first proposal will allow the holders of shares of Class B Common Stock to receive a higher consideration per share in the Merger and related transactions than the holders of shares of Class A Common Stock, as set forth in the Merger Agreement. The amendments contained in the second proposal will permit the holders of shares of Class A Common Stock to receive shares of class A common stock of SFX Entertainment in connection with the Spin-Off, and the holders of shares of Class B Common Stock to receive shares of class B common stock of SFX Entertainment (with 10-1 voting rights similar to the Class B Common Stock of the Company) in connection with the Spin-Off (the "Spin-Off Shares Proposal"). The Company's stockholders will also be asked to transact any other business that may properly come before the Special Meeting and any adjournments or postponements thereof. The Company will disseminate to its stockholders a proxy statement which describes in detail the proposals to be acted upon at the Special Meeting.

         The Company has been advised that Buyer intends to finance its obligations under the Merger Agreement through one or more financing transactions, which may include (but will not be limited to) the following: borrowings under a senior bank facility, borrowings under one or more tranches of senior subordinated debt, the issuance of one or more classes of preferred stock, the issuance of one or more classes of equity securities and the issuance of rights to purchase equity securities. Buyer's and Buyer Sub's obligations under the Merger Agreement are not subject to any conditions regarding their ability to obtain financing. Buyer and Buyer Sub have deposited $100.0 million into escrow to secure certain of their obligations under the Merger Agreement.

         Section 7(a) of the Series E Certificate requires that upon the occurrence of a "Change of Control," which is defined to include a merger which results in a person becoming the beneficial owner of capital stock of the Company having more than 35% of the combined voting power of all classes of voting stock of the Company, each Holder has the right to require the Company to make a "Change of Control Offer." A Change of Control Offer is an offer by the Company to repurchase all or any part of such Holder's shares at an offer price in cash equal to 101% of the aggregate Liquidation Preference (as defined in the Series E Certificate) plus accrued and unpaid dividends, if any. The Merger will be a Change of Control and will require the Surviving Corporation (as defined in the Merger Agreement) to make a Change of Control Offer. As of December ___, 1997, the shares of Series E Preferred Stock were trading at ___% of their Liquidation Preference.

SFX ENTERTAINMENT; THE SPIN-OFF

         SFX's Entertainment's core business is the promotion and production of live entertainment events, most significantly for concert and other music performances in venues owned and/or operated by SFX Entertainment and in third-party venues. As promoter, SFX Entertainment typically markets events and tours, sells tickets, rents or otherwise provides event venues and arranges for local production services (such as stage, set, sound and lighting). As producer, SFX Entertainment creates tours for music concert, theatrical, specialized motor sports and other events, develops and manages touring Broadway shows and develops specialized motor sports and other events.

         SFX Entertainment was formed as a subsidiary of the Company in December of 1997. The Company acquired Delsener/Slater Enterprises, Ltd. ("Delsener/Slater"), a New York-based concert promotion company, in January of 1997. Delsener/Slater has long-term leases or is the exclusive promoter for several of the major concert venues in the New York City metropolitan area, including the Jones Beach Amphitheater, an 11,200-seat complex located in Wantagh, New York, and the PNC Bank Arts Center (formerly known as the Garden State Arts Center), a 10,800-seat complex located in Holmdel, New Jersey. In March of 1997, SFX Entertainment acquired a 37-year lease to operate the Meadows Music Theatre, a 25,000-seat indoor/outdoor complex located in Hartford, Connecticut. In June of 1997, SFX Entertainment acquired Sunshine Promotions, a concert promoter in the Midwest, and certain other related companies ("Sunshine Promotions" and, together with the acquisitions of Delsener/Slater and the Meadows Music Theatre lease, the "Recent Acquisitions"). As a result of the acquisition of Sunshine Promotions, SFX Entertainment owns the Deer Creek Music Theater, a 21,000-seat complex located in Indianapolis, Indiana, and the Polaris Amphitheater, a 20,000-seat complex located in Columbus, Ohio, and has a long-term lease to operate the Murat Centre, a 2,700-seat theater and 2,200-seat ballroom located in Indianapolis, Indiana. On a pro forma basis, SFX Entertainment's revenues and earnings before interest, taxes, depreciation and amortization for the nine months ended September 30, 1997 were approximately $501.5 million and $56.5 million, respectively.

         The following chart sets forth information with respect to venues currently owned by SFX Entertainment.


                                                                 SFX              TOTAL         AVG.           NO.
                                  MARKET      TYPE OF      ENTERTAINMENT'S       SEATING     ATTENDANCE     EVENTS IN   TOTAL SEATS
       MARKET AND VENUE           RANK(1)      VENUE          INTEREST           CAPACITY      IN 1996        1996     SOLD IN 1996
------------------------------------------------------------------------------------------------------------------------------------
New York-Northern New Jersey -         1
   Long Island:
   PNC Bank Arts Center                     amphitheater  33-1/3% interest        17,500(2)      6,512           48       312,595
      (formerly Garden State Arts                         in 22-year lease
      Center) (Holmdel, NJ)....                           (expires October
                                                          31, 2017)

   Jones Beach Marine                      amphitheater   10-year license         14,000(2)      8,712           44       383,314
      Amphitheater (Wantagh,                              agreement
      NY)......................                           (expires
                                                          December 31,
                                                          1999)

   Roseland Theater............              theater      ___-year                 3,200         2,765           57       157,605
                                                          [exclusive]
                                                          booking agent
                                                          (expires ______)

Indianapolis:                         28
   Deer Creek Music Center.....             amphitheater  owned                   21,000        10,187           38       387,119

   Murat Centre................               theater and [50]-year lease          4,880         1,900           85      161,500*
                                               ballroom   (expires August
                                                          31, 2045)

Columbus:                             30
   Polaris Amphitheater........             amphitheater  owned                   20,000         6,751           38       256,553

Hartford:                             36
   Meadows Music Theater.......             amphitheater  facility owned;         25,000         6,914           38       262,741
                                                          land leased for 37
                                                          years
                                                          (expires ______)

Rochester:                            39
   Finger Lakes Amphitheater...             amphitheater  3-year lease            12,700         4,203           15        63,044
                                                          (expires 1999)

----------------
(1) Based on population of metropolitan statistical areas as set forth in the 1996 Statistical Abstracts of the United States.
(2) Assumes completion of current expansion projects, which are anticipated to be completed by summer 1998.
*    For 1997. 1996 numbers unavailable.

   In December of 1997, SFX Entertainment entered into agreements to acquire the following live entertainment businesses (collectively, the "Pending Acquisitions"):

   PACE Entertainment Corporation ("PACE"), one of the largest diversified producers and promoters of live entertainment in the United States, having the largest distribution network in the United States in each of its music, theater and specialized motor sports businesses together with the Pavilion Acquisition defined below, (the "PACE Acquisition"), for a total consideration of $155.0 million (including--issuance of capital stock of the Company valued by the parties at $20 million and assumption of $25.5 million of debt). In connection with the PACE Acquisition, the Company will obtain 100% of Pavilion Partners, (a partnership that owns interests in 10 amphitheatres, "Pavilion Partners") one third through the acquisition of PACE and the remaining two-thirds through separate agreements between PACE and Sony and Blockbuster for a combined consideration of $89.4 million (including the assumption of $48.3 million of liabilities for such two-third interest (acquisition of such two-thirds interest, the "Pavilion Acquisition")). Neither the consummation of the Sony Acquisition nor the Blockbuster Acquisition is a condition precedent to the closing of the Pace Acquisition. Under certain circumstances, the Company may be required to sell either its motor sports or theatrical lines of business;

   The Contemporary Group ("Contemporary"), a fully-integrated live entertainment and special event promoter and producer, venue owner and operator and consumer marketer, for total consideration of $91.5 million (including issuance of capital stock of SFX Entertainment valued at $18.7 million). Contemporary is the leading music concert promoter in the St. Louis, Missouri, Kansas City, Kansas and surrounding areas, the nation's leading tour promoter and producer of contemporary Christian artists, a major promoter and producer of comedy tours, and one of the top special event and sales marketing companies (whose clients include Coca-Cola, AT&T, Nabisco, the National Basketball Association, CBS-TV, Radio Shack and Reebok);

   The Network Magazine Group, a leading publisher of radio trade magazines, and SJS Entertainment, a leading provider of air-time research to the radio broadcasting industry and independent producer and distributor of music-related radio programs and services which it exchanges with radio broadcasters for commercial air-time sold, in turn, to national network advertisers for total consideration of $62 million (including issuance of capital stock of SFX Entertainment valued at $10 million);

   BG Presents, Inc. ("BGP"), one of the oldest promoters of, and owner-operators of venues for, live entertainment in the United States, and a leading promoter in the San Francisco Bay area (the "BGP Acquisition"), for total consideration of $68.3 million (including issuance of capital stock of SFX Entertainment valued by the parties at $7.5 million or, at SFX Entertainment's option, an equivalent amount in cash;

   Concert/Southern Promotions, the leading promoter of live music events in the Atlanta, Georgia area, for total consideration of $16.6 million (including payment at closing of the $1.6 million present value of a deferred compensation liability).

   SFX Entertainment expects to complete all of the Pending Acquisitions as soon as practicable after the Financing and prior to the Merger. SFX Entertainment anticipates that it will consummate all of the Pending Acquisitions in the first quarter of 1998. However, the timing and completion of the Pending Acquisitions are subject to a number of conditions, certain of which are beyond the Company's control, and there can be no assurance that such transactions will be completed during such periods, on the terms described herein, or at all.

   The Merger Agreement requires the Company to consummate the Spin-Off or an Alternate Transaction (as defined in the Merger Agreement) prior to the Merger Effective Time. If the Spin-Off Shares Proposal is approved at the Special Meeting, SFX Entertainment will amend and restate its Certificate of Incorporation to, among other things, increase its authorized capital stock and will issue to the Company, in exchange for the issued and outstanding shares of stock of SFX Entertainment then held by the Company, the number of shares of SFX Entertainment's common stock necessary to consummate the Spin-Off. The Company will then consummate the Spin-Off by distributing shares of SFX Entertainment as a dividend to holders of Class A Common Stock, Class B Common Stock, Series D Preferred Stock and certain warrants to purchase Common Stock. The Spin-Off is subject to a number of terms and conditions, including obtaining consents of certain creditors and preferred stockholders of the Company and apportioning assets (including Working Capital, as defined in "The Spin-Off") and liabilities between the Company and SFX Entertainment. As of September 30, 1997, the Company estimates that Working Capital to be received by SFX Entertainment, would have been approximately $2.1 million, and that approximately $135.5 million of additional assets and $34.1 million of liabilities would have been apportioned to SFX Entertainment.

   If the Spin-Off is not permitted to occur due to certain legal or contractual impediments, the Company may dispose of SFX Entertainment in another manner. If the Company does not dispose of SFX Entertainment, whether through the Spin-Off or an Alternate Transaction, the Buyer may elect whether to consummate the Merger (in which case it will be required to increase the consideration paid to holders of the Class A Common Stock and Class B Common Stock by an aggregate of $42.5 million) or to terminate the Merger Agreement. The Company's management believes that SFX Entertainment has a value substantially in excess of $42.5 million and expects to consummate the Spin-Off or otherwise dispose of SFX Entertainment prior to the Merger. In addition, even if the Merger or the Financing do not occur for any reason, the Company intends to consummate the Spin-Off. Although the approval of the Spin-Off Shares Proposal is necessary in order to enable the Company to consummate the Spin-Off as currently contemplated, stockholder approval of the Spin-Off is not required, and will not be sought in connection with the Special Meeting.

              SUMMARY CONSOLIDATED FINANCIAL DATA OF THE COMPANY
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

   The Summary Consolidated Financial Data of the Company includes the historical financial statements of Capstar Communications, Inc., a predecessor of the Company ("Capstar"), and the historical financial statements of the Company since its formation on February 26, 1992. The financial information presented below should be read in conjunction with the information set forth in "Unaudited Pro Forma Condensed Combined Financial Statements" and the notes thereto and the financial statements and the notes of the Company incorporated by reference in this Information Statement. The financial information has been derived from the audited and unaudited financial statements of the Company and the entities acquired or to be acquired by the Company since January 1, 1996. The pro forma summary data as of September 30, 1997 and for the year ended December 31, 1996 and the nine months ended September 30, 1997 are derived from the unaudited pro forma condensed combined financial statements which, in the opinion of the management, reflect all adjustments necessary for a fair presentation of the transactions for which such pro forma financial information is given. Operating results for the nine months ended September 30, 1997, are not necessarily indicative of the results that may be achieved for the fiscal year ending December 31, 1997. The historical consolidated financial results for the Company are not comparable from year to year because of the acquisition and disposition of various business operations during the periods covered.

                                                                          YEAR ENDED DECEMBER 31,
                                                 --------------------------------------------------------------------------
                                                                                                    PRO FORMA
                                                                                                  FOR THE RECENT PRO FORMA
                                                                                                   AND PENDING    FOR THE
                                                                                                 TRANSACTIONS(8) SPIN-OFF(9)
                                                                                                   (UNAUDITED)  (UNAUDITED)
                                                   1992      1993      1994     1995      1996         1996         1996
                                                 -------- ---------  ------- --------  --------- --------------  ---------
STATEMENT OF OPERATIONS DATA:
Net broadcasting revenue........................  $15,003  $ 34,233  $55,556  $76,830   $143,061    $ 272,694     $272,694
Concert promotion revenue.......................       --        --       --       --         --      552,100           --
Station and other operating expenses............    9,624    21,555   33,956   51,039     92,816      184,267      184,267
Concert promotion operating expenses............       --        --       --       --         --      508,357           --
Depreciation, amortization, duopoly integration
 costs and acquisition related costs(1) ........    3,208     4,475    5,873    9,137     17,311       85,451       47,656
Corporate expenses..............................      769     1,808    2,964    3,797      6,313        8,000        5,000
Non-recurring charges including adjustments to
 broadcast rights agreement(2)(3)(4)(5) ........       --    13,980       --    5,000     28,994       25,662       25,662
                                                 -------- ---------  ------- --------  --------- --------------  ---------

Operating income (loss).........................    1,402    (7,585)  12,763    7,857     (2,373)      13,057       10,109
Investment and other (income) loss/net .........       --       (17)     121     (650)    (2,117)      (4,933)      (2,756)
Equity (income) loss from investments  .........       --        --       --       --         --       (3,744)          --
Interest expense, including amortization of
 deferred financing costs.......................    3,610     7,351    9,332   12,903     34,897      115,003       71,613
                                                 -------- ---------  ------- --------  --------- --------------  ---------
Income (loss) before income taxes,
 extraordinary item and cumulative effect of a
 change in accounting principle.................   (2,208)  (14,919)   3,310   (4,396)   (35,153)     (93,269)     (58,748)
Income tax expense (benefit)....................       --     1,015    1,474       --        480        3,500        2,000
Extraordinary loss on debt retirement...........       --     1,665       --       --     15,219           --           --
Cumulative effect of a change in accounting
 principle......................................       --       182       --       --         --           --           --
                                                 -------- ---------  ------- --------  --------- --------------  ---------

Net income (loss)...............................   (2,208)  (17,781)   1,836   (4,396)   (50,852)     (96,769)     (60,748)
Redeemable preferred stock dividends and
 accretion(6)...................................      385       557      348      291      6,061       38,124       38,124
                                                 -------- ---------  ------- --------  --------- --------------  ---------
Net income (loss) applicable to common stock ...  $(2,593) $(18,338) $ 1,488  $(4,687)  $(56,913)   $(134,893)    $(98,872)
                                                 ======== =========  ======= ========  ========= ==============  =========

Net income (loss) per share.....................  $ (2.20) $  (7.08) $  0.26  $ (0.71)  $  (7.52)   $   (8.52)    $  (6.24)
                                                 ======== =========  ======= ========  ========= ==============  =========

Weighted average common shares outstanding .....    1,179     2,589    5,792    6,596      7,564       15,840       15,840
OTHER OPERATING DATA: (7)
Broadcast Cash Flow.............................  $ 5,379  $ 12,678  $21,600  $25,791   $ 50,245    $  88,427     $ 88,427
Concert Cash Flow...............................       --        --       --       --         --       43,743           --
EBITDA..........................................    4,610    10,870   18,636   21,994     43,932      124,170       83,427

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                             NINE MONTHS ENDED SEPTEMBER 30,
                                                 ------------------------------------------------
                                                                         PRO FORMA
                                                                      FOR THE RECENT  PRO FORMA
                                                                        AND PENDING    FOR THE
                                                   ACTUAL    ACTUAL   TRANSACTIONS(8) SPIN-OFF(9)
                                                (UNAUDITED)(UNAUDITED)  (UNAUDITED) (UNAUDITED)
                                                    1996      1997         1997         1997
                                                 --------- ---------  -------------- ------------
STATEMENT OF OPERATIONS DATA:
Net broadcasting revenue........................  $ 92,840  $188,984     $222,731     $222,731
Concert promotion revenue.......................        --    75,740      501,489           --
Station and other operating expenses............    61,448   115,871      142,935      142,935
Concert promotion operating expenses............        --    63,394      442,199           --
Depreciation, amortization, duopoly integration
 costs and acquisition related costs(1) ........    10,663    31,429       61,677       33,299
Corporate expenses..............................     4,475     6,849        8,698        5,891
Non-recurring charges including adjustments to
 broadcast rights agreement(2)(3)(4)(5) ........    27,489    17,995       17,995       17,995
                                                 --------- ---------  -------------- ---------

Operating income (loss).........................   (11,235)   29,186       50,717       22,612
Investment and other (income) loss/net .........    (3,320)   (2,692)      (2,716)      (2,482)
Equity (income) loss from investments  .........        --        --       (8,937)          --
Interest expense, including amortization of
 deferred financing costs.......................    22,169    46,438       86,054       53,555
                                                 --------- ---------  -------------- ---------
Income (loss) before income taxes,
 extraordinary item and cumulative effect of a
 change in accounting principle.................   (30,084)  (14,560)     (23,684)     (28,461)
Income tax expense (benefit)....................        --       845        4,500        1,000
Extraordinary loss on debt retirement...........    15,219        --           --           --
Cumulative effect of a change in accounting
 principle......................................        --        --           --           --
                                                 --------- ---------  -------------- ---------

Net income (loss)...............................   (45,303)  (15,405)     (28,184)     (29,461)
Redeemable preferred stock dividends and
 accretion(6)...................................     3,551    27,723       28,906       28,906
                                                 --------- ---------  -------------- ---------
Net income (loss) applicable to common stock ...  $(48,854) $(43,128)    $(57,090)    $(58,367)
                                                 ========= =========  ============== =========

Net income (loss) per share.....................  $  (6.61) $  (4.61)    $  (3.60)    $  (3.68)
                                                 ========= =========  ============== =========

Weighted average common shares outstanding .....     7,394     9,364       15,840       15,840
OTHER OPERATING DATA: (7)
Broadcast Cash Flow.............................  $ 31,392  $ 73,113     $ 79,796     $ 79,796
Concert Cash Flow...............................        --    12,346       59,290           --
EBITDA..........................................    26,917    78,610      130,389       73,906

                                                  DECEMBER 31,
                             ---------------------------------------------------
                                1992      1993       1994      1995       1996
                             --------- ---------  --------- ---------  ---------
BALANCE SHEET DATA:
Current assets .............  $ 4,515   $ 31,273   $ 28,367  $ 30,949   $ 88,689
Total assets................   36,127    152,871    145,808   187,337    859,327
Long-term debt .............   39,011     81,627     81,516    81,850    481,460
Redeemable Preferred Stock:
 Series A Preferred Stock  .    3,892        917         --        --         --
 Series B Preferred Stock  .       --      2,784      2,466     1,735        917
 Series C Preferred Stock  .       --         --         --     1,550      1,636
 Series D Preferred Stock  .       --         --         --        --    149,500
 Series E Preferred Stock  .       --         --         --        --         --
Stockholders' equity
 (deficiency) ..............   (9,411)    48,598     48,856    83,061     94,517

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                        SEPTEMBER 30, 1997
                             ----------------------------------------
                                          PRO FORMA FOR    PRO FORMA
                                           THE PENDING      FOR THE
                               ACTUAL    TRANSACTIONS(10) SPIN-OFF(11)
                             (UNAUDITED)   (UNAUDITED)    (UNAUDITED)
                            ------------ --------------- ------------
BALANCE SHEET DATA:
Current assets ............. $  140,689    $  245,826     $  128,500
Total assets................  1,392,887     2,003,064      1,243,018
Long-term debt .............    784,255     1,216,522        731,501
Redeemable Preferred Stock:
 Series A Preferred Stock  .         --            --             --
 Series B Preferred Stock  .        998           998            998
 Series C Preferred Stock  .      1,703         1,703          1,703
 Series D Preferred Stock  .    149,500       149,500        149,500
 Series E Preferred Stock  .    215,636       215,636        215,636
Stockholders' equity
 (deficiency) ..............     69,554       134,215         (9,008)

------------
(1)    Includes $1,380,000, $1,137,000 and $565,000 of duopoly integration costs incurred during the years ended December 31, 1995 and 1996 and the nine months ended September 30, 1997, respectively.

(2) In 1993, non-recurring charges related to the valuation of common stock issued to the Company's founders at the Company's initial public offering in September 1993 and certain pooling costs related to the merger of Capstar with and into a subsidiary of the Company.

(3) In 1995, a $5.0 million charge was incurred with respect to the diminished value of a contract to broadcast the Texas Rangers.

(4) In 1996, the non-recurring charges represent the repurchase of stock from and the forgiveness of a loan to the Company's former president, a reserve of a loan and the issuance of warrants to a related party, the purchase of an officer's options and a charge related to the termination of a broadcast rights agreement.

(5) In 1997, the non-recurring and unusual charges , represent amounts related to the pending Spin-Off and Merger, consisting of $11.6 million of executive bonuses, the establishment of a reserve for a loan from the Company's Executive Chairman of $2.6 million and $3.8 million of legal and professional fees associated with the pending transaction.

(6) Includes dividends on preferred stock which the Company redeemed in 1993, accretion on outstanding redeemable preferred stock, dividends on the Series D Preferred Stock and dividends on the Series E Preferred Stock.

(7) "Broadcast Cash Flow" means net revenues less station operating expenses. "Concert Cash Flow" means concert revenues less concert costs. "EBITDA" means net income (loss) before (i) extraordinary items,
       (ii) provisions for income taxes, (iii) interest (income) expense, (iv) other (income) expense, (v) cumulative effects of changes in accounting principles, (vi) depreciation, amortization, duopoly integration costs and acquisition related costs, and (vii) non-recurring charges. The difference between Broadcast Cash Flow and EBITDA is that EBITDA reflects the impact of corporate expenses. Although Broadcast Cash Flow and EBITDA are not measures of performance calculated in accordance with GAAP, the Company believes that Broadcast Cash Flow and EBITDA are accepted by the broadcasting industry as generally recognized measures of performance and are used by analysts who report publicly on the performance of broadcasting companies. Nevertheless, these measures should not be considered in isolation or as a substitute for operating income, net income, net cash provided by operating activities or any other measure for determining the Company's operating performance or liquidity which is calculated in accordance with GAAP.

 (8) The unaudited pro forma Statement of Operations Data for the Recent and Pending Transactions for the nine months ended September 30, 1997, and the year ended December 31, 1996, are presented as if the Company had completed the Recent and Pending Transactions as of January 1, 1996. The terms "Recent Transactions" and "Pending Transactions" are defined in the Glossary included in the Unaudited Pro Forma Condensed Combined Financial Statements attached hereto.

(9) The unaudited pro forma Statement of Operations for the Spin-Off for the nine months ended September 30, 1997, and the year ended December 31, 1996 are presented as if the Company had completed the Merger.

(10) The unaudited pro forma Balance Sheet Data at September 30, 1997, is presented as if the Company had completed the Pending Transactions as of September 30, 1997. The term "Pending Transactions" is defined in the Glossary included in the Unaudited Pro Forma Condensed Combined Financial Statements attached hereto.

(11) The unaudited pro forma Balance Sheet Data at September 30, 1997, is presented as if the Company had completed the Spin-Off as of September 30, 1997.

        SUMMARY CONSOLIDATED FINANCIAL DATA OF SFX ENTERTAINMENT, INC.
                   (in thousands, except per share amounts)

   The Summary Consolidated Financial Data of SFX Entertainment includes the historical financial statements of Delsener/Slater Enterprises, Ltd. and affiliated companies, the predecessor of SFX Entertainment ("Delsener/Slater") for each of the five years ended December 31, 1996 and the nine months ended September 30, 1996, and the historical financial statements of SFX Entertainment for the nine months ended September 30, 1997. The financial information presented below should be read in conjunction with the information set forth in "Unaudited Pro Forma Condensed Combined Financial Statements" and the notes thereto and the historical financial statements and the notes of SFX Entertainment, the Recent Acquisitions and the Pending Acquisitions included herein. The financial information has been derived from the audited and unaudited financial statements of the Company, the Recent Acquisitions and the Pending Acquisitions. The pro forma summary data as of September 30, 1997 and for the year ended December 31, 1996 and the nine months ended September 30, 1997 are derived from the unaudited pro forma condensed combined financial statements which, in the opinion of management, reflect all adjustments necessary for a fair presentation of the transactions for which such pro forma financial information is given. Operating results for the nine months ended September 30, 1997 are not necessarily indicative of the results that may be achieved for the fiscal year ending December 31, 1997.

                                                              YEAR ENDED DECEMBER 31,
                                        --------------------------------------------------------------------
                                                          PREDECESSOR (ACTUAL)
                                        -------------------------------------------------------
                                                                                                  1996 (1)
                                            1992        1993                                      PRO FORMA
                                        (UNAUDITED)  (UNAUDITED)    1994      1995       1996    (UNAUDITED)
                                        ----------- -----------  --------- ---------  --------- ------------
STATEMENT OF OPERATIONS DATA:
Revenue................................   $38,017      $46,526    $92,785    $47,566   $50,362    $552,100
Operating expenses.....................    36,631       45,635     90,598     47,178    50,687     508,357
Depreciation & amortization............       758          762        755        750       747      37,795
Corporate expenses (2).................        --           --         --         --        --       3,000
                                        ----------- -----------  --------- ---------  --------- -----------
Operating income (loss)................       628          129      1,432       (362)   (1,072)      2,948
Interest expense.......................      (171)        (148)      (144)      (144)      (60)    (43,390)
Other income...........................        74           85        138        178       198       2,177
Equity income (loss) from investments          --           --         (9)       488       525       3,744
                                        ----------- -----------  --------- ---------  --------- -----------
Income (loss) before income taxes .....       531           66      1,417        160      (409)    (34,521)
Income tax (provision) benefit.........       (32)         (57)        (5)       (13)     (106)     (1,500)
                                        ----------- -----------  --------- ---------  --------- -----------
Net income (loss)......................   $   499      $     9    $ 1,412    $   147   $  (515)   $(36,021)
                                        =========== ===========  ========= =========  ========= ===========
Net income (loss) per common shares ...                                                           $  (1.80)
                                                                                                ===========
Average common shares outstanding .....                                                             20,056
                                                                                                ===========
OTHER OPERATING DATA:
EBITDA (3).............................                           $ 2,187    $   388   $  (325)   $ 40,743
Adjusted EBITDA (4)....................                                                           $ 55,524
Cash flow from operations..............                           $ 2,959    $  (453)  $14,214

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                            NINE MONTHS ENDED SEPTEMBER 30,
                                        ---------------------------------------
                                         PREDECESSOR
                                        -------------
                                             1996         1997       1997 (1)
                                            ACTUAL       ACTUAL     PRO FORMA
                                         (UNAUDITED)   (UNAUDITED) (UNAUDITED)
                                        ------------- -----------  ------------
STATEMENT OF OPERATIONS DATA:
Revenue................................    $41,609       $74,396     $501,489
Operating expenses.....................     42,931        63,045      442,199
Depreciation & amortization............        744         4,041       28,378
Corporate expenses (2).................         --         1,307        2,807
                                        ------------- -----------  -----------
Operating income (loss)................     (2,066)        6,003       28,105
Interest expense.......................        (60)         (956)     (32,499)
Other income...........................        143           213          234
Equity income (loss) from investments          525         1,344        8,937
                                        ------------- -----------  -----------
Income (loss) before income taxes .....     (1,458)        6,604        4,777
Income tax (provision) benefit.........        (79)       (2,952)      (3,500)
                                        ------------- -----------  -----------
Net income (loss)......................    $(1,537)      $ 3,652     $  1,277
                                        ============= ===========  ===========
Net income (loss) per common shares ...                              $   0.06
                                                                   ===========
Average common shares outstanding .....                                20,056
                                                                   ===========
OTHER OPERATING DATA:
EBITDA (3).............................    $ 1,322       $10,044     $ 56,483
Adjusted EBITDA (4)....................                              $ 68,754
Cash flow from operations..............                  $   789

        SUMMARY CONSOLIDATED FINANCIAL DATA OF SFX ENTERTAINMENT, INC.
                   (in thousands, except per share amounts)

BALANCE SHEET DATA:

                                            DECEMBER 31,                     SEPTEMBER 30, 1997
                             ------------------------------------------- --------------------------
                                        PREDECESSOR (ACTUAL)
                             -------------------------------------------
                                 1993        1994                           ACTUAL     PRO FORMA
                              UNAUDITED    UNAUDITED    1995      1996   (UNAUDITED) (UNAUDITED)(5)
                             ----------- -----------  -------- --------  ----------- --------------
Current assets..............    $1,823      $4,453     $3,022    $6,191    $ 12,189     $117,326
Property and equipment,
 net........................     4,484       3,728      2,978     2,231      55,882      185,371
Intangible assets, net .....        --          --         --        --      59,721      415,374
Total assets................     6,420       8,222      6,037     8,879     135,470      760,046
Current liabilities.........     4,356       3,423      3,138     7,973      11,333       91,640
Long-term debt..............        --       1,830         --        --      16,453      485,021
Temporary Equity (6)........        --          --         --        --          --       16,500
Stockholders' equity........     6,420       2,969      2,900       907     101,378      143,223

(1) The Unaudited Pro Forma Statement of Operations Data for the year ended December 31, 1996 and the nine months ended September 30, 1997, are presented as if SFX Entertainment had completed the Pending Acquisitions, the Recent Acquisitions and the Financing as of January 1, 1996.

(2) Corporate expenses are reduced by $3,000,000 and $1,693,000 of fees from Triathlon Broadcasting Company ("Triathlon") for the year ended December 31, 1996 (pro forma) and for the nine months ended September 30, 1997, respectively. These fees are to be assigned to the Company by Broadcasting in connection with the Spin-Off.

(3) "EBITDA" is defined as earnings before interest, taxes, depreciation and amortization. Although EBITDA is not a measure of performance calculated in accordance with generally accepted accounting principals ("GAAP"), SFX Entertainment believes that EBITDA is accepted by the entertainment industry as a generally recognized measure of performance and is used by analysts who report publicly on the performance of entertainment companies. Nevertheless, this measure should not be considered in isolation or as a substitute for operating income, net income, net cash provided by operating activities or any other measure for determining the Company's operating performance or liquidity which is calculated in accordance with GAAP.

(4) Adjusted EBITDA represents EBITDA, as defined, adjusted for nonrecurring charges including a litigation settlement recorded by PACE and Pavilion Partners, expected cost savings associated with the elimination of duplicative staffing and general and administrative expenses and includes equity income (loss) from investments and excludes minority interest in income.

       While management believes that such cost savings and the elimination of non-recurring expenses are achievable, the Company's ability to fully achieve such cost savings and to eliminate the non-recurring expenses is subject to numerous factors certain of which may be beyond the Company's control.

(5) The Unaudited Pro Forma Balance Sheet Data at September 30, 1997 is presented as if the Company had completed the Pending Acquisitions and the Financing as of September 30, 1997.

(6) The PACE Acquisition agreement provides that each PACE Seller shall have an option (a "Fifth Year Put Option"), exercisable during a period beginning on the fifth anniversary of the closing of the PACE Acquisition and ending 90 days thereafter, to require the Company to purchase up to one-third of SFX Entertainment's Class A common stock received by such PACE seller (500,000 shares) for a cash purchase price of $33.00 per share. With certain limited exceptions, the Fifth Year Put Option rights are not assignable by the PACE sellers. The maximum amount payable under the Fifth Year Put Option ($16.5 million) has been presented as temporary equity on the pro forma balance sheet.

                             CERTAIN CONSIDERATIONS


         Holders of shares of capital stock of the Company should carefully consider the factors set forth below as well as the other information set forth in this Annex.

CERTAIN FINANCIAL CONSIDERATIONS

         The Company has historically had access to the cash flow generated by, and the assets held by, SFX Entertainment. Subsequent to the Spin-Off, the Company will not have the benefit of either the cash flow generated by, or the assets of, SFX Entertainment. SFX Entertainment is expected to have substantial value, and such value is likely to increase pending consummation of the Spin-Off.

         After the Spin-Off, the Company will continue to be highly leveraged. Assuming the Spin-Off had been consummated as of September 30, 1997, on a pro forma basis the Company would have had total long-term debt of approximately $731.5 million and a stockholders' deficit of approximately $9.0 million (exclusive of redeemable preferred stock of approximately $367.8 million), compared with the Company's actual long-term debt of approximately $784.3 million and total stockholders' equity of approximately $69.6 million (exclusive of redeemable preferred stock of approximately $367.8 million) as of September 30, 1997 . The Company's stockholders' equity will be substantially reduced as a result of the Spin-Off.

         The Company has, and immediately after the Spin-Off will continue to have, significant interest expense and principal repayment obligations. In addition, subject to the restrictions contained in the instruments governing the Company's indebtedness and preferred stock, the Company may incur additional indebtedness from time to time to finance acquisitions, for capital expenditures or for other purposes. For the year ended December 31, 1996, and the nine months ended September 30, 1997, (i) on a pro forma basis after giving effect to the Spin-Off, the Merger and all pending acquisitions and dispositions by the Company as if they had all occurred on January 1, 1996, the Company's earnings would have been insufficient to cover its fixed charges by $______ million and $______ million, respectively, and would have been insufficient to cover its combined fixed charges and preferred stock dividends by $_______ million and $_____ million, respectively, and (ii) on a pro forma basis giving effect to the Spin-Off as if it had occurred on January 1, 1996, the Debt to Cash Flow Ratio (as such term is defined in the Series
E Certificate) would have been __________ and ___________, respectively.

         The Company is, and after the Spin-Off will continue to be, highly leveraged. The degree to which the Company is leveraged could have material consequences to the Company and the holders of the Company's debt and equity securities, including, but not limited to, the following: (i) the Company's ability to obtain additional financing in the future for acquisitions, working capital, capital expenditures, general corporate or other purposes may be impaired; (ii) a substantial portion of the Company's cash flow from operations will be dedicated to the payment of the principal and interest on its debt and dividends on outstanding preferred stock and will not be available for other purposes; (iii) the agreements governing the Company's long-term debt contain restrictive financial and operating covenants, and the failure by the Company to comply with such covenants could result in an event of default under the applicable instruments, which could permit acceleration of the debt under such instrument and in some cases acceleration of debt under other instruments that contain cross-default or cross-acceleration provisions and (iv) the Company's level of indebtedness could make it more vulnerable to economic downturns, limit its ability to withstand competitive pressures and limit its flexibility in reacting to changes in its industry and general economic conditions. Certain of the Company's competitors operate on a less leveraged basis and have significantly greater operating and financial flexibility than the Company.

         The Company's ability to make scheduled payments of principal of, to pay interest on or to refinance, its debt, to make dividend, conversion or redemption payments on its preferred stock depends on its future financial performance, which, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors beyond its control. Although management of the Company has not assessed cash flow requirements beyond the anticipated closing of the Merger, based on the Company's current level of operations and anticipated improvements, management believes that the Company will be able to satisfy requirements for working capital, capital expenditures and scheduled interest, principal, dividend, and redemption payments through the closing of the Merger. There can be no assurance that the Company's business will generate sufficient cash flow from operations, that anticipated improvements in operating results will be achieved or that future working capital borrowings will be available in an amount to enable the Company to service its debt, to make dividend, conversion and redemption payments and to make necessary capital or other expenditures. The Company may be required to refinance a portion of the principal amount of its indebtedness, or the aggregate liquidation preference of its preferred stock prior to their maturities. There can be no assurance that the Company will be able to raise additional capital through the sale of securities, the disposition of assets or otherwise for any such refinancing.

POTENTIAL CONFLICTS

         Subsequent to the Spin-Off, the interests of SFX Entertainment and the Company may potentially conflict due to the ongoing relationships between the companies. If the Spin-Off occurs prior to the closing date of the Merger, the Company's senior management and certain other employees of the Company will devote such time as they deem reasonably necessary to conduct the operations of SFX Entertainment while continuing to serve in their present capacities with the Company. Immediately prior to the effective time of the Merger, SFX Entertainment will assume the Company's obligations under such employees' existing employment agreements (except for certain obligations relating to change of control options and certain existing rights of indemnification). In addition, pursuant to the Merger Agreement, prior to the Merger, the Company will transfer to SFX Entertainment any positive Working Capital or, if Working Capital is negative, SFX Entertainment will be required to pay the amount of the shortfall to the Company. In certain circumstances, management may have conflicts between their responsibilities to the Company and to SFX Entertainment. In addition, if the Spin-Off occurs and the Merger is not consummated, senior management of the Company may become employed by SFX Entertainment and the Company would be required to seek a new management team.

FRAUDULENT TRANSFER AND PREFERENCE CONSIDERATIONS; LEGAL DIVIDEND REQUIREMENTS

         The Company does not intend to consummate the Spin-Off unless it is satisfied regarding the solvency of the Company and SFX Entertainment and the permissibility of the Spin-Off under Section 170 of the Delaware General Corporation Law ("DGCL"). There is no certainty, however, that a court would find the evidence relied on by the Company to be binding on creditors of the Company or SFX Entertainment or that a court would reach the same conclusions suggested by such evidence in determining whether the Company or SFX Entertainment was solvent or insolvent at the time of, or after giving effect to, the Spin-Off.

         If a court in a lawsuit filed by an unpaid creditor or representative of unpaid creditors, such as a trustee in bankruptcy, were to find that at the time the Spin-Off was consummated that the Company or the Concert Business, as the case may be, (i) was insolvent, (ii) was rendered insolvent by reason of the Spin-Off, (iii) was engaged in a business or transaction for which the remaining assets of the Company, or SFX Entertainment, as the case may be, constituted unreasonably small capital, or
(iv) intended to incur, or believed it would incur, debts beyond its ability to pay as such debts matured, such court may be asked to void the Spin-Off as a fraudulent conveyance and require that the stockholders return the special dividend (in whole or in part) to the Company or may subject the assets transferred to SFX Entertainment to an obligation to fund certain liabilities of the Company for the benefit of the Company's creditors. If the assets of SFX Entertainment were recovered as fraudulent transfers by a creditor or trustee of the Company, the relative priority of payment of creditors of the Company and SFX Entertainment would be unclear and SFX Entertainment could be rendered insolvent. The measure of insolvency for purposes of the foregoing will vary depending upon the jurisdiction whose law is being applied. Generally, however, the Company or SFX Entertainment, as the case may be, would be considered insolvent if the fair value of their respective assets were less than the amount of their respective liabilities or if they incurred debts beyond their ability to repay such debts as they mature. In addition, under Section 170 of the DGCL (which is applicable to the Company in the Spin-Off) a corporation generally may make the Spin-Off to its stockholders only out of its surplus (net assets minus capital) and not out of capital.

         The Company and management believe that in accordance with the evidence examined in connection with the Spin-Off, (i) the Company and SFX Entertainment will be solvent at the time of the Spin-Off (in accordance with the foregoing definitions), will be able to repay their debts as they mature following the Spin-Off and will have sufficient capital to carry on their respective businesses, and (ii) the Spin-Off will be made entirely out of surplus, as provided under Section 170 of the DGCL.

         Separate and apart from any fraudulent transfer risk, the special dividend may also be subject to challenge as preference payments under the federal bankruptcy laws if such payments (i) are made within 90 days (or one year, if the relevant recipient is an insider of the Company) prior to a bankruptcy filing by or against the Company, (ii) are made when the Company is insolvent and (iii) permit the relevant recipient to receive more than it otherwise might receive in a Chapter 7 liquidation under the bankruptcy laws. If such payment were deemed to be a preference, such payment could be recovered by the Company's trustee in bankruptcy or the Company as a debtor in possession, and the recipient whose payments were recovered would have claims against the Company. With respect to the potential fraudulent transfer and preference claims described above the Company believes that it is not insolvent and that it would not be rendered insolvent by making the special dividend pursuant to the Spin-Off under the conditions described herein.

                                  THE SPIN-OFF

ANTICIPATED STRUCTURE OF THE SPIN-OFF

         Pursuant to the Merger Agreement, the Company [has contributed] all of the capital stock of SFX Concerts, Inc. (formerly known as Delsener/Slater Enterprises, Ltd.) to SFX Entertainment, and must, prior to the Closing, distribute pro rata to the holders of Common Stock, in the Spin-Off, all of the capital stock owned by the Company in SFX Entertainment. The Spin-Off is a condition precedent to Buyer's obligation to proceed with the Merger and is being done to facilitate the Merger (which the Board of Directors has determined is in the best interests of the Company's stockholders), by excluding from the Merger the Company's Concert Business. Even if the Merger does not occur for any reason, the Company intends to consummate the Spin-Off (or, if necessary, an Alternate Transaction). Although management believes it is unlikely the Spin-Off will not occur, the Spin-Off is subject to certain conditions, some of which are outside of management's control, and there can be no assurance that the Spin-Off will be consummated on the terms presently contemplated or at all.

         In the Spin-Off, assuming that the Spin-Off Shares Proposal is approved by the stockholders of the Company, the holders of Class A Common Stock and Series D Preferred Stock will receive SFX Entertainment Class A common stock having features similar to the Class A Common Stock, and the holders of Class B Common Stock will receive SFX Entertainment Class B common stock having features similar to the Class B Common Stock. Prior to the Spin-Off, SFX

Entertainment will amend and restate its certificate of incorporation to, among other things, increase its authorized capital stock and will issue to the Company, in exchange for the issued and outstanding shares of stock of SFX Entertainment then held by the Company, the number of shares of SFX Entertainment's common stock necessary to consummate the Spin-Off. The economic rights of shares of Class A Common Stock and Class B Common Stock of the Company are identical, but the voting rights differ in that each share of Class A Common Stock is entitled to 1 vote per share and each share of Class B Common Stock is generally entitled to 10 votes per share. The Spin-Off will be a taxable dividend distribution to the holders of shares of Common Stock and Series D Preferred Stock at the close of business on a date to be determined by the Board of Directors and will be made as follows:

         (a) holders of Class A Common Stock will receive 1 share of SFX Entertainment Class A common stock per share of Class A Common Stock held;

         (b) holders of Class B Common Stock will receive 1 share of SFX Entertainment Class B common stock per share of Class B Common Stock held;

         (c) holders of Series D Preferred Stock will receive the number of shares of SFX Entertainment Class A common stock obtained by multiplying the number of shares of Series D Preferred Stock held by 1.0987 (rounded down to the next whole share); and

         (d) the Company will place in escrow an aggregate of approximately ___________ shares of SFX Entertainment Class A common stock for delivery to the holders of the SCMC Warrants (as defined in the Merger Agreement) and the warrants (the "IPO Warrants" and, together with the SCMC Warrants, the "Warrants") granted by the Company to the underwriters of the initial public offering of MMR (as defined in the Merger Agreement) upon exercise of such Warrants.

         Fractional shares of SFX Entertainment common stock will not be delivered in the Spin-Off. If the Spin-Off Shares Proposal is approved and the Spin-Off is consummated, Mr. Sillerman may be deemed to beneficially own approximately [___]% of the shares of SFX Entertainment Class A common stock and 97.8% of the shares of SFX Entertainment Class B common stock [(excluding options and warrants to acquire shares and excluding shares to be granted upon consummation of the Spin-Off)], which together will represent approximately ___% of the combined voting power of the SFX Entertainment common stock.

         In connection with the Spin-Off, it is likely that the Merger Agreement will require either SFX Entertainment to make a payment to the Company, or the Company to make a payment to SFX Entertainment, in respect of Working Capital (including repayment of funds provided by the Company to SFX Entertainment). As of September 30, 1997, the Company estimates that Working Capital to be received by SFX Entertainment, would have been approximately $2.1 million.

THE DISTRIBUTION AGREEMENT

         The Company and SFX Entertainment intend to enter into the Distribution Agreement, which will contain the terms and conditions pursuant to which the Company and SFX Entertainment propose to separate their businesses. The Company has agreed that, prior to the Merger Effective Time, it will (to the extent required by Buyer) cause SFX Entertainment and is subsidiaries to perform their obligations under the Distribution Agreement. The Distribution Agreement will set forth the method of effecting the Spin-Off and the rights and obligations of the parties in connection with the Spin-Off.

         Transfer and Assumption of Assets and Obligations

         At the time of the Spin-Off, SFX Entertainment will assume (a) certain of SFX's leases and employment agreements, (b) debt and liabilities incurred by SFX Concerts, Inc. or SFX Entertainment or their respective subsidiaries after the date of the Merger Agreement in connection with acquisitions and capital expenditures and (c) any other debt and liabilities that SFX Entertainment deems appropriate. SFX will cause SFX Entertainment and its subsidiaries to be released from all other debt and accrued liabilities.

         SFX Entertainment and its subsidiaries (collectively, the "SFX Entertainment Group") will be entitled to all of SFX's accounts receivable relating to SFX's live entertainment business. SFX will transfer to SFX Entertainment, prior to the Spin-Off, agreements relating to (a) an airplane lease, (b) fees payable by Triathlon Broadcasting Company for services provided by The Sillerman Companies, Inc. (a consulting company of which Mr. Sillerman is the Chairman of the Board of Directors and Chief Executive Officer, and of which Mr. Tytel is the Executive Vice President, General Counsel and a Director), (c) two real estate leases and assets located on the leased property, (d) a note receivable relating to the sale of SFX's radio stations operating in Myrtle Beach and (e) the employment of certain employees of SFX (including related change-of-control payments). SFX Entertainment will assume all of SFX's and its subsidiaries' obligations accruing after the date of the Spin-Off under the above agreements.

         Acquisitions and Capital Improvements

         The Company and SFX Entertainment have agreed that SFX Concerts, Inc., a subsidiary of the Company currently holding the Concert Business, may, from time to time, (a) acquire additional businesses engaged in the Concert Business or (b) make capital improvements on assets owned or leased by it or its subsidiaries. In each case, the Company must loan SFX Concerts, Inc. the funds with which to consummate acquisitions and capital improvements. However, all amounts so borrowed by SFX Concerts, Inc. must be repaid on the date of the Spin-Off. the Company may increase the borrowing availability under its credit agreement for these purposes, and must use its best efforts to obtain any required or desirable waivers, consents or modifications under any financing or other agreement of the Company in connection with the acquisitions or capital improvements.

         If SFX Entertainment makes such additional acquisitions or capital improvements, it will be required to obtain financing to repay the amounts that it borrows from the Company, which financing may take the form of public or private sales of debt or equity securities, bank credit or other financing. However, there can be no assurance that SFX Entertainment will be able to obtain such financing on advantageous terms, or at all. If SFX Entertainment obtains a loan from the Company and is unable to obtain financing to repay the Company as of the date of the Spin-Off, the Company will be in breach of the Merger Agreement.

         SFX Entertainment has agreed the Pending Acquisitions. See "Summary -- SFX Entertainment; The Spin-Off."

         Working Capital

         Pursuant to the Distribution Agreement (and as required by the Merger Agreement), it is anticipated that SFX Entertainment and the Company will allocate funds between them for Working Capital. If the Spin-Off occurs prior to the consummation of the Merger, then, on the date of the Spin-Off, the Company's management will allocate working capital between SFX Entertainment and the Company, and the Company will pay to SFX Entertainment any positive amount allocated to SFX Entertainment. In any event, at least five business days before the consummation of the Merger, the Company must provide SFX Entertainment with a good faith estimate of Working Capital (as defined below) as of the date of consummation of the Merger (the "Estimated Working Capital"). If the Estimated Working Capital is a positive number, then the Company must pay to SFX Entertainment an amount equal to the Estimated Working Capital at the time of consummation of the Merger. On the other hand, if the Estimated Working Capital is a negative number, then SFX Entertainment must pay to the Company an amount equal to the Estimated Working Capital at that time.

         As soon as practicable (and in any event within ninety days) after the Merger is consummated, the Company must deliver to SFX Entertainment an audited statement of Working Capital as of the date of consummation of the Merger. If SFX Entertainment does not object to the Company's Working Capital statement within fifteen days following delivery thereof, then the Working Capital reflected on the Company's Working Capital statement will be the "Final Working Capital." If SFX Entertainment does so object, then the issues in dispute will be submitted to a major national accounting firm for resolution and to determine the "Final Working Capital."

         On the third business day after the Final Working Capital is determined, the Company or SFX Entertainment, as the case may be, must pay to the other an amount equal to the Final Working Capital, less the Estimated Working Capital previously paid, together with interest on the absolute value of the difference at an annual rate of 10% beginning on the date of consummation of the Merger and ending on the date of payment of the amount (the "Working Capital Adjustment Amount"). However, if SFX Entertainment notifies the Company prior to the payment date that it wishes to have all or any portion of the Final Working Capital (the "Merger Consideration Adjustment") treated as an adjustment to the consideration payable in connection with the Merger, then the consideration payable in connection with the Merger will be increased by an amount equal to the quotient of the Merger Consideration Adjustment divided by the fully diluted number of shares of the Company's Common Stock outstanding immediately prior to the consummation of the Merger, and the Company must promptly distribute (a) the appropriate amount to the appropriate holders, immediately prior to the consummation of the Merger, of the Company's Common Stock and Series D Preferred Stock, (b) upon exercise, the appropriate amount to holders of options, warrants and unit purchase options of the Company unexercised immediately prior to the consummation of the Merger and (c) the appropriate amount to holders of options, warrants and unit purchase options of the Company who exercised their securities on and after the consummation of the time of consummation of the Merger and prior to the final payment date. If SFX Entertainment elects to treat any portion of the Final Working Capital as an Merger Consideration Adjustment, then SFX Entertainment must pay the Company the difference, if any, between the Merger Consideration Adjustment and the Working Capital Adjustment Amount so that the aggregate net amount to be paid or received (as the case may be) by the Company is equal to the amount that would have been paid or received if the Merger Consideration Adjustment had not been made.

         "Working Capital" means the sum of all current assets of the Company and its consolidated subsidiaries minus the sum of all current liabilities of the Company and its consolidated subsidiaries, as of the point in time immediately prior to the consummation of the Merger, adjusted (without duplication) by:

         (a) increasing Working Capital by 50% (up to $1.0 million) of all fees and expenses incurred by the Company in connection with acquiring consents from holders of the Series E Stock and the Notes in the Consent Solicitations;

         (b) increasing (if a positive number) or decreasing (if a negative number) Working Capital by the product of (A) $75.00 (or any other amount payable to holders of Class A Common Stock) and (B) the difference between 15,589,083 less the sum of the fully diluted number of shares of Common Stock outstanding immediately prior to the time of consummation of the Merger (excluding up to 250,838 shares of Common Stock subject to a right of repurchase granted by the Company in connection with an acquisition);

         (c) reducing Working Capital by the difference between $84,554,649 less the sum of (A) the aggregate exercise price of all options, warrants and unit purchase options of the Company outstanding immediately prior to the Merger consummation plus (B) the aggregate exercise price of all warrants underlying unit purchase options of the Company outstanding immediately prior to the Merger consummation plus (C) the aggregate base price of all SARs of the Company outstanding immediately prior to the Merger consummation;

         (d) reducing Working Capital by the product of (A) $42 and (B) up to 250,838 shares of Common Stock subject to a right of repurchase by the Company granted in connection with an acquisition;

         (e) increasing Working Capital by all permitted radio-related capital expenditures paid by the Company and its subsidiaries after June 30, 1997 and immediately prior to the Merger consummation;

         (f) decreasing Working Capital by all accrued capital expenditures of the Company as of immediately prior to the Merger consummation (to the extent not reflected in current liabilities);

         (g) increasing Working Capital by accrued but not yet payable dividends;

         (h) except as required by clause (i) below, excluding from Working Capital any liabilities attributable to indebtedness of the Company;

         (i) excluding from Working Capital any liabilities included in clauses (i) through (iv) of clause (k) below;

         (j) reducing Working Capital by unpaid costs, fees and expenses of the Company arising out of, based upon or that will arise from the transactions contemplated by the Merger Agreement (other than as a result of actions taken by Buyer Sub) (including amounts relating to the termination of any employees, broker fees, legal fees, accounting fees, advisory fees and fees incurred in connection with third party consents, waivers and amendments of creditors or holders of the Company's preferred stock); and

         (k) reducing Working Capital by the amount of the Company's Excess Debt (as defined below), if a positive number, or increasing Working Capital by the amount of the Excess Debt, if a negative number. "Excess Debt" means, as of immediately prior to the consummation of the Merger, the difference between the sum of the following and $899.7 million:

                  (i) the difference between (A) indebtedness of the Company and its subsidiaries, less (B) the difference between $70.0 million and any amounts (other than the reimbursement of expenses) actually received by the Company and its consolidated subsidiaries after August 24, 1997, under agreements relating to the sale or local marketing arrangement (the local marketing payments may not exceed $30,000 per month) of its WVGO-FM and the sale or local marketing arrangement of its Jackson/Biloxi radio stations, less (C) any indebtedness incurred to finance acquisitions approved by Buyer of stock of or substantially all of the assets of radio stations, less (D) interest accrued as of immediately prior to the consummation of the Merger that is not then due and payable,

                  (ii) the aggregate merger consideration payable to holders of the Company's Series C Preferred Stock (which the Company anticipates will be $2.0 million),

                  (iii) $225.0 million, representing the liquidation preference amount of the Series E Stock, and

                  (iv) environmental costs or liabilities accrued and not paid after June 30, 1997, to the extent they exceed $100,000 in the aggregate.

         Working Capital will not include any asset transferred to SFX Entertainment or any of its subsidiaries, any liability assumed by SFX Entertainment or any liability to which none of the Company or any of its subsidiaries is a party immediately after the consummation of the Merger. Any computation of Working Capital should assume that the Spin-Off has been consummated. As of September 30, 1997, the Company estimated that Working Capital to be received by SFX Entertainment would have been approximately $2.1 million.

         Indemnification

         It is anticipated that pursuant to the Distribution Agreement, SFX Entertainment will indemnify, defend and hold the Company and its subsidiaries (other than the SFX Entertainment Group) harmless from and against any liabilities (other than income tax liabilities) to which the Company or any of its subsidiaries (other than the SFX Entertainment Group) may be or become subject that relate to the assets, business, operations, debts or liabilities of the SFX Entertainment Group (including liabilities to be assumed by any member of the SFX Entertainment Group as contemplated in the Merger Agreement), whether arising prior to, concurrent with or after the Spin-Off or as a result of the failure to obtain all necessary third party consents to the Spin-Off.

         In addition, the Company will agree to indemnify, defend and hold the SFX Entertainment Group harmless from and against any liabilities (other than income tax liabilities) to which the SFX Entertainment Group may be or become subject that relate to the assets, business, operations, debts or liabilities of the Company or its subsidiaries (other than the SFX Entertainment Group), whether arising prior to, concurrent with or after the Spin-Off.

         The indemnification obligations contained in the Distribution Agreement will survive the Spin-Off for a period of 6 years (and thereafter as to any claims for indemnification asserted prior to the expiration of that period).

         Tax Matters

         It is anticipated that the Distribution Agreement will provide that:
(a) any tax sharing agreement to which the Company and SFX Entertainment are parties must be terminated as of the effective date of the Spin-Off; (b) SFX will include the income of the SFX Entertainment Group on certain of SFX's tax returns, and will be reimbursed for certain tax liability allocable to the SFX Entertainment Group; (c) SFX will control audits or contests relating to its taxes; (d) SFX will pay to SFX Entertainment certain tax refunds; (e) SFX will elect not to retain any net operating loss carryovers or capital loss carryovers of the SFX Entertainment Group; and (f) SFX Entertainment will indemnify SFX for certain taxes arising from any gain realized by SFX arising out of, based upon or attributable to the Spin-Off.

         Required Consents; No Representations or Warranties

         SFX and SFX Entertainment have agreed to obtain all necessary third party consents to the Spin-Off, with certain exceptions. SFX and SFX Entertainment have also agreed to obtain certain waivers, releases or amendments to certain agreements with respect to assets of the SFX Entertainment Group. The Spin-Off is subject to obtaining any applicable governmental consents[, but SFX is not aware of any governmental consents required].

         SFX has not made any representations or warranties in the Distribution Agreement relating to the business, operations, assets, debts or liabilities of SFX Entertainment or its subsidiaries.

         Conditions to the Distribution.

         Pursuant to the Distribution Agreement, the obligations of SFX Entertainment and the Company to consummate the Spin-Off will be subject to the fulfillment or waiver of each of the following conditions:


   o the Registration Statement filed by SFX Entertainment must be declared effective by the Commission, and no stop order may be issued or pending with respect thereto;

   o the SFX Entertainment Class A common stock must be accepted for listing or trading, subject to official notice of issuance, on the American Stock Exchange or Nasdaq Stock Market;

   o     all necessary third party consents to the Spin-Off must be obtained;

   o the necessary stockholder approvals must have been obtained to consummate the Spin-Off as presently contemplated;

   o the Company's board of directors must be satisfied that the Company's surplus would be sufficient to permit the Spin-Off under Delaware law and must formally approve the Spin-Off;

   o there must be no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Spin-Off in effect;

   o SFX Entertainment and the Company must have entered into a Tax Sharing Agreement [and the Employee Benefits Agreement] (as described below); and

   o each of the covenants and provisions in the Distribution Agreement required to be performed or complied with prior to the Spin-Off must have been performed or complied with.

         The Company's board of directors is entitled to waive any of the above conditions prior to the consummation of the Spin-Off.

TAX SHARING AGREEMENT

         Prior to the Spin-Off, the Company and SFX Entertainment will enter into the Tax Sharing Agreement. Under the Tax Sharing Agreement, SFX Entertainment will agree to pay to the Company the amount of the tax liability of the combined Company/SFX Entertainment group, to the extent properly attributable to SFX Entertainment for the period up to and including the Spinoff, and will indemnify the Company for any tax adjustment made in subsequent years that relates to taxes properly attributable to SFX Entertainment during the period prior to and including the Spin-Off. The Company, in turn, will indemnify SFX Entertainment for any tax adjustment made in years subsequent to the Spin-Off that relates to taxes properly attributable to the Company during the period prior to and including the Spin-Off. SFX Entertainment will be responsible for any taxes of the Company resulting from the Spin-Off to the extent such taxes result from gain on the distribution that exceeds the net operating losses of the Company and SFX Entertainment available to offset gain resulting from the Spin-Off.

                              INDEPENDENT AUDITORS

         The consolidated financial statements of SFX Broadcasting, Inc. and Subsidiaries at December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, incorporated by reference into this Consent Solicitation, have been audited by Ernst & Young LLP, independent auditors, as stated in their report appearing therein.

         The consolidated financial statements of Delsener/Slater Enterprises, Ltd. at December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, incorporated by reference into this Consent Solicitation, have been audited by Ernst & Young LLP, independent auditors, as stated in their report appearing therein.

         The combined financial statements of the Secret Stations: Indianapolis and Pittsburgh as of June 30, 1996 and for the year then ended, incorporated by reference this Consent Solicitation, have been audited by Arthur Andersen LLP, independent auditors, as stated in their report appearing therein.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                         PAGE
                                                                                                         ----
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS:                                              F-2

SFX Broadcasting, Inc.: Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 1997     F-3

SFX Broadcasting, Inc.: Unaudited Pro Forma Condensed Combined Statement of Operations for the Nine
Months Ended September 30, 1997                                                                           F-12

SFX Broadcasting, Inc.: Unaudited Pro Forma Condensed Combined Statement of Operations for the
Year Ended December 31, 1996                                                                              F-13

Glossary to Unaudited Pro Forma Condensed Combined Financial Statements                                   F-36


         UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

   The following financial statements and notes thereto contain forward-looking statements that involve risks and uncertainties. The actual results of SFX Broadcasting, Inc. ("SFX") may differ materially from those discussed herein. SFX undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

   In the opinion of management, all adjustments necessary to fairly present this pro forma information have been made. The Unaudited Pro Forma Condensed Combined Financial Statements are based upon, and should be read in conjunction with, the historical financial statements and the respective notes to such financial statements incorporated herein by reference. The pro forma information is based upon tentative allocations of the purchase price for acquisitions completed within the last year and acquisitions still pending, and does not purport to be indicative of the results that would have been reported had such events actually occurred on the dates specified, nor is it indicative of SFX's future results. SFX cannot predict whether the consummation of the Pending Acquisition and Disposition--Broadcasting or Pending Acquisitions--Entertainment will conform to the assumptions used in the preparation of the Unaudited Pro Forma Condensed Combined Financial Statements.

   See Glossary at the end of these Unaudited Pro Forma Condensed Combined Financial Statements for the definition of certain terms not otherwise defined herein.

   The Unaudited Pro Forma Condensed Combined Balance Sheet at September 30, 1997 is presented as if SFX had completed the Sale of SFX Broadcasting, the Pending Acquisition and Disposition--Broadcasting, the Pending Acquisitions--Entertainment and the Spin-Off of SFX Entertainment as of September 30, 1997. No adjustment has been made to the Unaudited Pro Forma Condensed Combined Balance Sheet for the Chancellor Exchange, other than the receipt of cash, as it will be recorded at historical cost.

   The Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 1996 and the nine months ended September 30, 1997 are presented as if SFX had completed the Completed Transactions, the Pending Acquisition and Disposition--Broadcasting, the Pending Acquisitions--Entertainment and the Spin-Off of SFX Entertainment as of January 1, 1996. The Albany Acquisition has not been reflected in the Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1996 as it would not have a material impact.

                            SFX BROADCASTING, INC.
             UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                              SEPTEMBER 30, 1997
                                (IN THOUSANDS)

                                                   PENDING                                                        PRO FORMA
                                    SFX        ACQUISITION AND     PENDING        PRO FORMA       PRO FORMA      MERGER--SALE
                               BROADCASTING,    DISPOSITION--   ACQUISITIONS--     FOR THE      SPIN-OFF--SFX       OF SFX
                                  INC. AS       BROADCASTING    ENTERTAINMENT      PENDING      ENTERTAINMENT    BROADCASTING
                                  REPORTED           (A)             (B)         TRANSACTIONS        (C)             (D)
                              --------------- ---------------  --------------- --------------  --------------- --------------
ASSETS
Current assets ..............    $  140,689       $     --         $105,137       $  245,826       $117,326       $  128,500
Property and equipment, net         132,707           (610)         129,489          261,586        185,371           76,215
Intangible assets, net  .....     1,097,751         (8,345)         355,653        1,445,059        415,374        1,029,685
Other assets ................        21,740         (5,444)          34,297           50,593         41,975            8,618
                              --------------- ---------------  --------------- --------------  --------------- --------------
Total assets ................    $1,392,887       $(14,399)        $624,576       $2,003,064       $760,046       $1,243,018
                              =============== ===============  =============== ==============  =============== ==============
LIABILITIES AND
 STOCKHOLDERS' EQUITY
Current liabilities .........    $   61,188       $   (914)        $ 80,307       $  140,581       $ 91,640       $   48,941
Deferred taxes ..............       105,497             --           10,943          116,440         13,759          102,681
Long-term debt (including
 current portion):
 Privately placed debt.......            --             --          275,000          275,000        275,000               --
 Credit Facility ............       316,000        (35,921)         193,568          473,647        193,568          280,079
 Senior Subordinated Notes ..       450,000             --               --          450,000             --          450,000
 Other long-term debt .......        18,255           (380)              --           17,875         16,453            1,422
Other liabilities ...........         4,556             --            5,583           10,139          9,073            1,066
Minority Interest ...........            --             --              830              830            830               --
PACE put options.............            --             --           16,500           16,500         16,500               --
Redeemable preferred stock
 Series B Preferred Stock  ..           998             --               --              998             --              998
 Series C Preferred Stock  ..         1,703             --               --            1,703             --            1,703
 Series D Preferred Stock  ..       149,500             --               --          149,500             --          149,500
 Series E Preferred Stock  ..       215,636             --               --          215,636             --          215,636
Stockholders' equity ........        69,554         22,816           41,845          134,215        143,223           (9,008)
                              --------------- ---------------  --------------- --------------  --------------- --------------
Total liabilities and
stockholders' equity ........    $1,392,887       $(14,399)        $624,576       $2,003,064       $760,046       $1,243,018
                              =============== ===============  =============== ==============  =============== ==============

        NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

(A) Pending Acquisition and Disposition--Broadcasting

                                                                   SEPTEMBER 30, 1997
                                              -------------------------------------------------------------
                                                                                                 PENDING
                                                                                               ACQUISITION
                                                  CAPSTAR        NASHVILLE      PRO FORMA          AND
                                              DISPOSITION (1)   ACQUISITION  ADJUSTMENTS (2)   DISPOSITION
                                              --------------- -------------  --------------- -------------
                                                                     (IN THOUSANDS)
ASSETS
Current assets ..............................     $ 59,921        $1,370         $(33,000)(a)   $     --
                                                                                   (1,370)(a)
                                                                                   (2,000)(b)
                                                                                   11,000 (c)
                                                                                  (35,921)(d)
Property and equipment, net .................       (4,828)        4,218                            (610)
Intangible assets, net ......................      (33,567)        3,303           27,479 (a)     (8,345)
                                                                                    2,000 (b)
                                                                                    3,440 (b)
                                                                                  (11,000)(c)
Other assets ................................           (4)          566             (566)(a)     (5,444)
                                                                                   (2,000)(a)
                                                                                   (3,440)(b)
                                              --------------- -------------  --------------- -------------
 Total assets ...............................     $ 21,522        $9,457         $(45,378)      $(14,399)
                                              =============== =============  =============== =============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities .........................     $   (914)       $  545         $   (545)(a)   $   (914)
Long-term debt (including current portion):
 Senior Credit Facility......................                                     (35,921)(d)    (35,921)
 Other long-term debt .......................         (380)                                         (380)
Stockholders' equity ........................       22,816         8,912           (8,912)(a)     22,816
                                              --------------- -------------  --------------- -------------
 Total liabilities and stockholders' equity       $ 21,522        $9,457         $(45,378)      $(14,399)
                                              =============== =============  =============== =============

 (1) Capstar Disposition

   To reflect the Capstar Disposition for $60,000,000 in cash to SFX. SFX will record a gain of approximately $23,000,000 on the disposition.

                                                                 JACKSON
                                                                   AND
                                                                 BILOXI       CAPSTAR
                                               SALE PROCEEDS    STATIONS    DISPOSITION
                                              --------------- -----------  -------------
                                                            (IN THOUSANDS)
ASSETS
Current assets ..............................     $60,000       $    (79)     $ 59,921
Property and equipment, net .................                     (4,828)       (4,828)
Intangible assets, net ......................                    (33,567)      (33,567)
Other assets ................................                         (4)           (4)
                                              --------------- -----------  -------------
 Total assets ...............................     $60,000       $(38,478)     $ 21,522
                                              =============== ===========  =============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities .........................                   $   (914)     $   (914)
Long-term debt ..............................                       (380)         (380)
Stockholders' equity ........................     $60,000        (37,184)       22,816
                                              --------------- -----------  -------------
 Total liabilities and stockholders' equity       $60,000       $(38,478)     $ 21,522
                                              =============== ===========  =============

     SFX expects to use the proceeds from the Capstar Disposition to complete a similar acquisition so that the Capstar Disposition can be treated as a like-kind exchange which would be substantially tax free. Should SFX be unable to structure such a transaction, SFX would utilize its available net operating loss carryforwards and pay approximately $6,000,000 in additional income taxes. No adjustment has been made for the potential payment of any additional income taxes.

 (2) Pro Forma Adjustments

   a. To reflect the Nashville Acquisition for $33,000,000 in cash (net of a $2,000,000 deposit made in August 1997), the related excess of the purchase price paid over net book value of $27,479,000, and the adjustments to remove $1,370,000 of current assets, $566,000 of other assets, $545,000 of current liabilities, and stockholders' equity of $8,912,000.

   b. To reflect additional acquisition costs of approximately $2,000,000 related to the Nashville Acquisition and Chancellor Exchange, principally consisting of professional fees and to reclassify deposits, professional fees and other payments of approximately $3,440,000 included in other assets as of September 30, 1997.

   c. To reflect the $11,000,000 of cash to be received in the Chancellor Exchange. No gain or loss will be recognized because the fair market value of the stations received, as adjusted for cash received or paid, equals the carrying value of the stations exchanged.

   d. To use the net cash proceeds from the Capstar Disposition, Nashville Acquisition and Chancellor Exchange to reduce debt under SFX's Credit Agreement.

(B) Pending Acquisitions--Entertainment

                                            SEPTEMBER 30, 1997 (IN THOUSANDS)
                             ---------------------------------------------------------------
                                                                                  CONCERT/
                                 PACE     CONTEMPORARY   NETWORK        BGP       SOUTHERN
                             ACQUISITION  ACQUISITION  ACQUISITION  ACQUISITION ACQUISITION
                                  I            II          III          IV           V
                             ----------- ------------  ----------- -----------  -----------
ASSETS:
Current assets..............  $(149,129)    $(72,800)    $(44,510)   $(54,222)    $(16,615)

Property and equipment,
 net........................     82,489       25,000        1,000      20,000        1,000
Intangible assets, net .....    125,314       66,500       61,701      48,687      151,151

Other assets................     34,706           --          391         346          464
                             ----------- ------------  ----------- -----------  -----------
TOTAL ASSETS................  $  93,380     $ 18,700     $ 18,582    $ 14,811     $     --
                             =========== ============  =========== ===========  ===========
LIABILITIES &
STOCKHOLDER'S EQUITY:

Current liabilities.........  $  65,357         $ --     $  8,468    $  6,482         $ --
Deferred taxes..............         --           --          114         829           --
Privately-placed debt.......         --           --           --          --           --
Credit Facility.............         --           --           --          --           --
Other long-term debt........         --           --           --          --           --
Other liabilities...........      5,583           --           --          --           --
Minority interest...........      2,440           --                       --           --
PACE put agreement..........     16,500           --           --          --           --
Stockholders' Equity........      3,500       18,700       10,000       7,500           --
                             ----------- ------------  ----------- -----------  -----------
TOTAL LIABILITIES &
 STOCKHOLDERS' EQUITY.......  $  93,380     $ 18,700     $ 18,582    $ 14,811     $     --
                             =========== ============  =========== ===========  ===========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)



                                   SEPTEMBER 30, 1997 (IN THOUSANDS)
                             ---------------------------------------------
                                                           PRO FORMA FOR
                                            PRO FORMA       THE PENDING
                              PRO FORMA   ADJUSTMENT FOR   ACQUISITIONS--
                             ADJUSTMENTS  THE FINANCINGS ENTERTAINMENT AND
                                  VI           VII         THE FINANCINGS
                             ----------- --------------  -----------------
ASSETS:
Current assets..............   $  2,145 (a)  $352,893         $105,137
                                (28,300)(b)    87,375
                                               28,300
Property and equipment,
 net........................         --            --          129,489
Intangible assets, net .....     10,000 (d)                    355,653
                                 28,300 (b)
Other assets................     (1,610)(c)        --           34,297
                             ----------- --------------  -----------------
TOTAL ASSETS................   $ 10,535      $468,568         $624,576
                             =========== ==============  =================
LIABILITIES &
STOCKHOLDER'S EQUITY:

Current liabilities.........   $     --      $     --         $ 80,307
Deferred taxes..............     10,000 (d)        --           10,943
Privately-placed debt.......         --       275,000          275,000
Credit Facility.............         --       193,568          193,568
Other long-term debt........         --            --
Other liabilities...........         --            --            5,583
Minority interest...........     (1,610)(c)        --              830
PACE put agreement..........         --            --           16,500
Stockholders' Equity........      2,145 (a)        --           41,845
                             ----------- --------------  -----------------
TOTAL LIABILITIES &
 STOCKHOLDERS' EQUITY.......   $ 10,535      $468,568         $624,576
                             =========== ==============  =================

I. PACE ACQUISITION

   Reflects the PACE Acquisition and the separate acquisitions of the remaining two partners' interests in Pavilion Partners. The PACE Acquisition is not conditioned on the consummation of the Pavilion Acquisition.

                                                         AS OF SEPTEMBER 30, 1997 (000'S)
                                          --------------------------------------------------------------
                                               PACE        PAVILION       PRO FORMA     PACE ACQUISITION
                                           AS REPORTED    AS REPORTED    ADJUSTMENTS       TOTAL (F)
                                          ------------- -------------  --------------- -----------------
Current assets...........................    $45,087       $ 30,178       $(109,500)(a)    $(149,129)
                                                                            (25,523)(a)
                                                                             (9,507)(b)
                                                                             (4,171)(b)
                                                                            (27,500)(c)
                                                                            (48,193)(e)
Property and equipment, net..............         --         59,938           5,000 (a)       82,489
                                                                              9,103 (b)
                                                                            (19,052)(d)
                                                                             27,500 (c)
Intangible assets, net...................     17,894             --         107,420 (a)      125,314
Other assets.............................     26,856         12,660           9,507 (b)       34,706
                                                                             (4,810)(d)
                                                                             (9,507)(d)
                                          ------------- -------------  --------------- ----------------
Total Assets.............................    $89,837       $102,776       $ (99,233)       $  93,380
                                          ============= =============  =============== ================
Current liabilities......................    $43,171       $ 17,254       $   2,000 (b)    $  65,357
                                                                              2,932 (b)
Deferred taxes...........................         --                             --               --
Long-term debt (including current
 portion)................................     25,523         57,700         (25,523)(a)           --
                                                                             (9,507)(d)
                                                                            (48,193)(e)
Other Liabilities........................      4,063          1,520                            5,583
Total Liabilities........................     72,757         76,474         (78,291)          70,940
Minority interest........................         --          2,440              --            2,440
                                          ------------- -------------  --------------- ----------------
PACE put agreement ......................         --             --          16,500 (a)       16,500
Stockholders' Equity.....................     17,080         23,862         (17,080)(a)        3,500
                                                                             20,000 (a)
                                                                            (16,500)
                                                                       ---------------
                                                                            (23,862)(d)
                                          ------------- -------------  --------------- ----------------
Total Liabilities & Stockholders'
 Equity..................................    $89,837       $102,776       $ (99,233)       $  93,380
                                          ============= =============  =============== ================

PRO FORMA ADJUSTMENTS:

(a) To reflect the PACE Acquisition for $109,500,000 in cash, the issuance of 1,500,000 shares of SFX Entertainment's Class A common stock valued at $20,000,000, the assumption of debt of $25,523,000 which will be repaid shortly after closing, the related increase in the fair value allocated to fixed assets of $5,000,000; the related excess of the purchase price paid over the fair value of net tangible assets of $107,420,000, and the elimination of stockholder's equity of $17,080,000. Pursuant to the terms of the PACE Acquisition Agreement, additional cash consideration is required to be paid by SFX Entertainment if the deemed value of SFX Entertainment's Class A common stock is below $13.33 at the time of the Spin-Off as a result of certain changes in the consummation of the acquisitions.

       The PACE Acquisition Agreement further provides that each PACE Seller shall have an option (a "Fifth Year Put Option"), exercisable during a period beginning on the fifth anniversary of the closing of the PACE Acquisition and ending 90 days thereafter, to require SFX Entertainment to purchase up to one-third of SFX Entertainment's Class A common stock received by such PACE Seller for a cash purchase price of $33.00 per share. With certain limited exceptions, the Fifth Year Put Option rights are not assignable by the PACE Sellers.

(b) To reflect the acquisition of an additional 33.33% indirect interest in Pavilion Partners from Blockbuster for $4,171,000 in cash, the assumption of $2,932,000 in liabilities and the granting of naming rights of three venues for a two-year period with an estimated value of $2,000,000, which will be recognized as income over such two year period, and the related increase in the fair value allocated to fixed assets of $9,103,000. Also reflects the purchase of a note receivable from Blockbuster, due from Pavilion Partners at its current outstanding balance, including accrued interest of $9,507,000. This note will be eliminated in consolidation upon the acquisition of Sony's interest in Pavilion Partners, as described below.
(c) To reflect the acquisition of an additional 33.33% indirect interest in Pavilion Partners from Sony for $27,500,000 in cash.
(d) To eliminate PACE's equity method investment in Pavilion Partners following the acquisition of 100% of Pavilion Partners and to eliminate Pavilion Partners' historical equity. Also reflects the elimination of the $9,507,000 intercompany notes receivable acquired from Blockbuster.
(e) To reflect the repayment of Pavilion's third party debt at the closing of the Pavilion Acquisition.
(f) SFX Entertainment has agreed to lend PACE up to $25 million for potential acquisitions to be made by PACE whether or not the PACE Acquisition is consummated. None of these acquisitions are considered probable. As a result, none of such loans or acquisitions have been reflected in the pro forma adjustment.

II. CONTEMPORARY ACQUISITION

   Reflects the Contemporary Acquisition and the separate acquisition of the remaining 50% interest in Riverport Amphitheater Partners, a partnership that owns an amphitheater in St. Louis, MO that is operated by Contemporary. The Contemporary Acquisition is not conditioned upon the consummation of the acquisition of such 50% interest.

                                                        AS OF SEPTEMBER 30, 1997 (000'S)
                                          -------------------------------------------------------------
                                                            RIVERPORT
                                           CONTEMPORARY    AMPHITHEATER     PRO FORMA     CONTEMPORARY
                                            AS REPORTED      PARTNERS    ADJUSTMENTS(A)   ACQUISITION
                                          -------------- --------------  -------------- --------------
Current assets...........................     $13,375        $ 2,603        $(72,800)       $(72,800)
                                                                             (15,978)
Property and equipment, net..............       2,838         11,355          10,807          25,000
Intangible assets, net...................          --             --          66,500          66,500
Other assets.............................       7,430              8          (1,205)             --
                                                                              (6,233)
                                          -------------- --------------  -------------- --------------
Total Assets.............................     $23,643        $13,966        $(18,909)       $ 18,700
                                          ============== ==============  ============== ==============
Current liabilities......................     $ 7,786        $ 1,022        $ (8,808)       $     --
Other long-term debt (including current
 portion)................................       1,578             --          (1,578)             --
Other liabilities........................       5,390            478          (5,868)             --
                                          -------------- --------------  -------------- --------------
Total Liabilities........................      14,754          1,500         (16,254)             --
Stockholders' Equity.....................       8,889         12,466          18,700          18,700
                                                                             (21,355)
                                          -------------- --------------  -------------- --------------
Total Liabilities & Stockholders'
 Equity..................................     $23,643        $13,966        $(18,909)       $ 18,700
                                          ============== ==============  ============== ==============

PRO FORMA ADJUSTMENTS:

(a) To reflect the Contemporary Acquisition for $72,800,000 in cash, including the additional acquisition of the remaining 50% interest in the Riverport Amphitheater Partners, not already owned by Contemporary and the issuance of 1,402,851 shares of SFX Entertainment Class A common stock valued at $18,700,000, the related increase in the fair value allocated to fixed assets of $10,807,000, the related excess of the purchase price paid over the fair value of net tangible assets of $66,500,000, and the adjustment to eliminate $15,978,000 of current assets, $6,233,000 of other assets, $8,808,000 of current liabilities, $1,578,000 of notes payable, $5,868,000 of other liabilities, and stockholders' equity of $21,355,000, and to reflect the elimination of Contemporary Group's equity investment in Riverport Amphitheather Partners.

       If Contemporary is unable to complete this acquisition of the remaining 50% interest in Riverport Amphitheater Partners, the cash consideration paid by SFX Entertainment for Contemporary will be reduced by $10,500,000.

   The acquisition agreement provides that in the event the Contemporary Acquisition is consummated prior to the consummation of the Spin-Off, 1,402,851 shares of Preferred Stock will be issued to the sellers. Such Preferred Stock is to be converted into an equal number of shares of Class A common stock upon consummation of the Spin-Off or, if the Spin-Off shall not have occurred prior to July 1, 1998, such Preferred Stock is to be redeemed at their fair market value, but in no event less than $18,700,000.

III. NETWORK ACQUISITION

   The Network Acquisition consist of the separate acquisitions of Network Magazine and SJS. These acquisitions are each conditioned on the concurrent closing of the other.

                                                       AS OF SEPTEMBER 30, 1997 (000'S)
                                          ----------------------------------------------------------
                                             NETWORK
                                             MAGAZINE         SJS         PRO FORMA       NETWORK
                                           AS REPORTED    AS REPORTED    ADJUSTMENTS    ACQUISITION
                                          ------------- -------------  -------------- -------------
Current assets...........................    $ 3,127        $4,325        $(52,000)(a)   $(44,510)
                                                                             1,516 (b)
                                                                            (1,478)(c)
Property and equipment, net..............        304           334             362 (a)      1,000
Intangible assets, net...................         --            --          63,217 (a)     61,701
                                                                            (1,516)(b)
Other assets.............................        299            92              --            391
                                          ------------- -------------  -------------- -------------
Total Assets.............................    $ 3,730        $4,751        $ 10,101       $ 18,582
                                          ============= =============  ============== =============
Current liabilities......................    $ 3,659        $4,809              --       $  8,468
Deferred taxes...........................        114            --              --            114
Long-term debt (including current
 portion)................................      1,478            --          (1,478)(c)         --
                                          ------------- -------------  -------------- -------------
Total Liabilities........................      5,251         4,809          (1,478)         8,582
Stockholders' Equity.....................     (1,521)          (58)          1,579 (a)     10,000
                                                                            10,000 (a)
                                          ------------- -------------  -------------- -------------
Total Liabilities & Stockholders'
 Equity..................................    $ 3,730        $4,751        $ 10,101       $ 18,582
                                          ============= =============  ============== =============

PRO FORMA ADJUSTMENTS:

(a) To reflect the Network Acquisitions for $52,000,000 in cash and the issuance of 750,188 shares of SFX Entertainment Class A common stock valued at $10,000,000, the related increase in fair value allocated to fixed assets of $362,000, and the related excess of the purchase price paid over the fair value of net tangible assets of $63,217,000, and the elimination of stockholder's deficiency of $1,579,000.

       SFX Entertainment's purchase agreement for Network Magazine and SJS provides that the purchase price will be increased by $4,000,000 if total 1998 EBITDA for Network and SJS as defined equals or exceeds $9,000,000; by an additional $4 for each $1 increase in such EBITDA between $9,000,000 and $10,000,000 and by an additional $6 for each $1 increase in such EBITDA between $10,000,000 and $11,000,000 (up to a maximum of $14,000,000 of additional consideration). The additional consideration is payable in stock or in certain circumstances and solely at the discretion of SFX Entertainment in cash. The pro forma financial statement assume that no additional consideration is paid.
(b) To reflect a minimum of $500,000 net working capital adjustment as required in the Network Acquisition agreement.
(c) To reflect the repayment of Network Magazine's long-term debt at closing.

       SFX Entertainment's purchase agreement for Network Magazine and SJS provides that the purchase price will be increased by approximately $2.4 million in the event that the current owners of Network Magazine acquire an office building in Burbank, CA, which currently serves as Network Magazine's headquarters, prior to closing. This potential transaction has not been reflected on the pro forma balance sheet.

IV. BGP ACQUISITION

                                                AS OF SEPTEMBER 30, 1997 (000'S)
                                          --------------------------------------------
                                                           PRO FORMA         BGP
                                           AS REPORTED    ADJUSTMENTS    ACQUISITION
                                          ------------- --------------  -------------
Current assets...........................    $18,759        $(60,800)(a)   $(54,222)
                                                             (12,181)(b)
Property and equipment, net..............     14,691           5,309 (a)     20,000
Intangible assets, net ..................         --          48,687 (a)     48,687
Other assets.............................        346              --            346
                                          ------------- --------------  -------------
Total Assets.............................    $33,796        $(18,985)      $ 14,811
                                          ============= ==============  =============
Current liabilities......................    $ 6,482        $     --       $  6,482
Deferred taxes ..........................        829              --            829
Other long-term debt (including current
 portion)................................     12,181         (12,181)(b)         --
                                          ------------- --------------  -------------
Total Liabilities........................     19,492         (12,181)         7,311
Stockholders' Equity.....................     14,304         (14,304)(a)      7,500
                                                               7,500 (a)
                                          ------------- --------------  -------------
Total Liabilities & Stockholders'
 Equity..................................    $33,796        $(18,985)      $ 14,811
                                          ============= ==============  =============

PRO    FORMA ADJUSTMENTS:
(a) To reflect the BGP Acquisition for $60,800,000 in cash and the issuance of 563,000 shares of SFX Entertainment Class A common stock valued at $7,500,000, the related increase in fair value allocated to fixed assets of $5,309,000, and the related excess of the purchase price paid over the fair value of net tangible assets of $48,687,000, and the elimination of $14,304,000 of stockholder's equity.
(b)    To reflect the repayment of BGP's long-term debt at closing.

V. CONCERT/SOUTHERN ACQUISITION

                                                AS OF SEPTEMBER 30, 1997 (000'S)
                                          --------------------------------------------
                                                                           CONCERT/
                                                           PRO FORMA       SOUTHERN
                                           AS REPORTED   ADJUSTMENTS(A)  ACQUISITION
                                          ------------- --------------  -------------
Current assets...........................     $1,921        $(16,615)      $(16,615)
                                                              (1,921)
Property and equipment, net..............        360             640          1,000
Intangible assets, net...................         --          15,151         15,151
Other assets.............................        919            (455)           464
                                          ------------- --------------  -------------
Total Assets.............................     $3,200        $ (3,200)      $     --
                                          ============= ==============  =============
Current liabilities......................     $1,254        $ (1,254)      $     --
                                          ------------- --------------  -------------
Total Liabilities........................      1,254          (1,254)            --
Stockholders' Equity.....................      1,946          (1,946)            --
                                          ------------- --------------  -------------
Total Liabilities & Stockholders'
 Equity..................................     $3,200        $ (3,200)      $     --
                                          ============= ==============  =============

PRO FORMA ADJUSTMENTS:

(a) To reflect the Concert/Southern Acquisition for $16,615,000 in cash; the related increase in fair value allocated to fixed assets of $640,000, the related excess of the purchase price paid over the fair value of net tangible assets of $15,151,000; and the adjustments to eliminate $1,921,000 of current assets, $1,254,000 of current liabilities, stockholders' equity of $1,946,000 and a $455,000 investment in a non-entertainment affiliated entity not being acquired by SFX Entertainment.

VI. PRO FORMA ADJUSTMENTS FOR PENDING ACQUISITIONS--ENTERTAINMENT

(a) The Distribution Agreement provides that SFX will transfer any positive Working Capital (as defined) in existence at the closing of the SFX Merger to SFX Entertainment, and that if Working Capital is negative at that time, SFX Entertainment will pay the amount of such shortfall to SFX. As of September 30, 1997 the amount of positive Working Capital would have been $2,145,000 and such amount is reflected in the cash to be acquired by SFX Entertainment pursuant to the Distribution Agreement. The actual amount of Working Capital as of the closing of the Merger may differ substantially from the amount in existence on September 30, 1997, and will be a function of, among other things, the operating results of SFX through the date of the Merger and the actual cost of consummating the Merger and the related transactions. Additionally, SFX Entertainment will be responsible for any taxes resulting from the Spin-Off to the extent such taxes result from any gain on the distribution.
(b) To reflect estimated costs associated with the Pending Acquisitions and the Financing and the related transactions.
(c) To reflect the consolidation of GSAC Partners (the entity which operates the PNC Bank Arts Center) following the acquisition of the remaining 50% ownership interest in GSAC currently owned by Pavilion Partners.
(d) To reflect deferred taxes associated with differences between the book and tax bases of assets and liabilities acquired.

VII.  PRO FORMA ADJUSTMENTS FOR THE FINANCINGS

   Represents assumed borrowings to finance the pending acquisitions including $275,000,000 of senior subordinated debt in a privately-placed offering of debt and $193,568,000 of borrowings under the senior credit facility. There can be no assurance that the Company will be able to obtain this financing on acceptable terms, or at all.

(C) Pro Forma Spin-Off--SFX Entertainment

   Reflects the Spin-Off of SFX Entertainment.

(D) Pro Forma Merger--Sale of SFX Broadcasting

   Represents the balance sheet of SFX after the Spin-Off of SFX
   Entertainment.

                            SFX BROADCASTING, INC.
        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     NINE MONTHS ENDED SEPTEMBER 30, 1997
                   (In Thousands, Except Per Share Amounts)

                                                             PENDING
                                                           ACQUISITION
                               SFX                             AND           PENDING
                          BROADCASTING,     COMPLETED     DISPOSITION--  ACQUISITIONS--
                             INC. AS       TRANSACTIONS   BROADCASTING    ENTERTAINMENT
                             REPORTED          (A)             (B)             (C)
                         --------------- --------------  -------------- ---------------
Net broadcast revenues .     $188,984        $38,685         $(4,938)
Concert promotion
 revenue ...............       74,396         12,293                        $414,800
Station and other
 operating expenses  ...      115,871         28,289          (1,226)
Concert promotion
 operating expense .....       63,045         12,236                         366,918
Depreciation,
 amortization, duopoly
 integration costs and
 acquisition related
 costs..................       31,429          7,090             (95)         23,253
Corporate expenses......        7,198*                                         1,500

Other ..................       17,995
                         --------------- --------------  -------------- ---------------
Operating income
 (loss).................       27,842          3,363          (3,617)         23,129
Interest expense .......       46,438          8,408                          31,208
Other expense (income) .       (2,692)            --              (3)            (21)
Equity (income) loss
 from investments.......       (1,344)            --              --          (7,593)
                         --------------- --------------  -------------- ---------------
Income before income
 tax expense ...........      (14,560)        (5,045)         (3,614)           (465)
Income tax expense
 (benefit)..............          845             32              (3)          3,626
                         --------------- --------------  -------------- ---------------
Net income (loss) ......      (15,405)        (5,077)         (3,611)         (4,091)
Preferred stock
 dividend requirement ..       27,723          1,183
                         --------------- --------------  -------------- ---------------
Net income (loss)
 applicable to common
 shares.................     $(43,128)       $(6,260)        $(3,611)       $ (4,091)
                         =============== ==============  ============== ===============
Net loss per common
 share..................     $  (4.61)
Average common shares
 outstanding............        9,364
EBITDA (1) .............
Adjusted EBITDA (2)  ...

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                             PRO FORMA
                          PRO FORMA FOR      PRO FORMA     MERGER--SALE
                          THE COMPLETED    SPIN-OFF--SFX      OF SFX
                           AND PENDING     ENTERTAINMENT   BROADCASTING
                           TRANSACTIONS         (D)             (E)
                         --------------- ---------------  --------------
Net broadcast revenues .     $222,731                        $222,731
Concert promotion
 revenue ...............      501,489        $501,489              --
Station and other
 operating expenses  ...      142,935                         142,935
Concert promotion
 operating expense .....      442,199         442,199              --
Depreciation,
 amortization, duopoly
 integration costs and
 acquisition related
 costs..................       61,677          28,378          33,299
Corporate expenses......        8,698*          2,807           5,891
Other ..................       17,995                          17,995
                         --------------- ---------------  --------------
Operating income
 (loss).................       50,717          28,105          22,612
Interest expense .......       86,054          32,499          53,555
Other expense (income) .       (2,716)           (234)         (2,482)
Equity (income) loss
 from investments.......       (8,937)         (8,937)             --
                         --------------- ---------------  --------------
Income before income
 tax expense ...........      (23,684)          4,777         (28,461)
Income tax expense
 (benefit)..............        4,500           3,500           1,000
                         --------------- ---------------  --------------
Net income (loss) ......      (28,184)          1,277         (29,461)
Preferred stock
 dividend requirement ..       28,906               0          28,906
                         --------------- ---------------  --------------
Net income (loss)
 applicable to common
 shares.................     $(57,090)       $  1,277        $(58,367)
                         =============== ===============  ==============
Net loss per common
 share..................                     $   0.06        $  (3.68)
Average common shares
 outstanding............                       20,056          15,840
EBITDA (1) .............                     $ 56,483        $ 73,906
Adjusted EBITDA (2)  ...                     $ 68,754        $ 77,161

------------
*      Net of $1,693,000 of fees from Triathlon.
(1) EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Although EBITDA is not a measure of performance calculated in accordance with generally accepted accounting principles ("GAAP"), SFX Entertainment believes that EBITDA is accepted by the entertainment industry as a generally recognized measure of performance and is used by analysts who report publicly on the performance of entertainment companies. Nevertheless, this measure should not be considered in isolation or as a substitute for operating income, net income, net cash provided by operating activities or any other measure for determining SFX Entertainment's operating performance or liquidity which is calculated in accordance with GAAP.
(2) Represents EBITDA adjusted for nonrecurring charges and cost savings associated with the elimination of duplicative staffing and general and administrative expenses.

                            SFX BROADCASTING, INC.
        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                         YEAR ENDED DECEMBER 31, 1996
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                            PENDING
                                                          ACQUISITION
                              SFX                             AND           PENDING
                         BROADCASTING,     COMPLETED     DISPOSITION--  ACQUISITIONS--
                            INC. AS       TRANSACTIONS   BROADCASTING    ENTERTAINMENT
                            REPORTED          (A)             (B)             (C)
                        --------------- --------------  -------------- ---------------
Net broadcast
 revenues..............     $143,061        $131,014        $(1,381)
Concert promotion
 revenue ..............                      104,784                       $447,316
Station and other
 operating expenses ...       92,816          90,243          1,208
Concert promotion
 operating expense  ...                       91,240                        417,117
Depreciation,
 amortization, duopoly
 integration costs and
 acquisition related
 costs.................       17,311          36,528            650          30,962
Corporate expenses ....        6,313            (313)                         2,000
Other..................       28,994          (3,332)                            --
                        --------------- --------------  -------------- ---------------
Operating income
 (loss)................       (2,373)         21,432         (3,239)         (2,763)
Interest expense ......       34,897          38,496                         41,610
Other expense
 (income)..............       (2,117)           (467)          (538)         (1,811)
Equity (income) loss
 from investments .....                         (525)                        (3,219)
                        --------------- --------------  -------------- ---------------
Income before income
 tax expense...........      (35,153)        (16,072)        (2,701)        (39,343)
Income tax expense
 (benefit).............          480           1,315                          1,705
                        --------------- --------------  -------------- ---------------
Net income (loss)......      (35,633)        (17,387)        (2,701)        (41,048)
Preferred stock
 dividend requirement .        6,061          32,063                             --
                        --------------- --------------  -------------- ---------------
Net income (loss)
 applicable to common
 shares................     $(41,694)       $(49,450)       $(2,701)       $(41,048)
                        =============== ==============  ============== ===============
Net loss per common
 share ................     $  (4.57)
Average common shares
 outstanding...........        9,128              71
EBITDA (1) ............
Adjusted EBITDA .......

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                            PRO FORMA
                         PRO FORMA FOR      PRO FORMA     MERGER--SALE
                         THE COMPLETED    SPIN-OFF--SFX      OF SFX
                          AND PENDING     ENTERTAINMENT   BROADCASTING
                          TRANSACTIONS         (D)             (E)
                        --------------- ---------------  --------------
Net broadcast
 revenues..............    $ 272,694                        $272,694
Concert promotion
 revenue ..............      552,100        $552,100              --
Station and other
 operating expenses ...      184,267                         184,267
Concert promotion
 operating expense  ...      508,357         508,357              --
Depreciation,
 amortization, duopoly
 integration costs and
 acquisition related
 costs.................       85,451          37,795          47,656
Corporate expenses ....        8,000           3,000           5,000
Other..................       25,662              --          25,662
                        --------------- ---------------  --------------
Operating income
 (loss)................       13,057           2,948          10,109
Interest expense ......      115,003          43,391          71,613
Other expense
 (income)..............       (4,933)         (2,177)         (2,756)
Equity (income) loss
 from investments .....       (3,744)         (3,744)             --
                        --------------- ---------------  --------------
Income before income
 tax expense...........      (93,269)        (34,521)        (58,748)
Income tax expense
 (benefit).............        3,500           1,500           2,000
                        --------------- ---------------  --------------
Net income (loss)......      (96,769)        (36,021)        (60,748)
Preferred stock
 dividend requirement .       38,124                          38,124
                        --------------- ---------------  --------------
Net income (loss)
 applicable to common
 shares................    $(134,893)       $(36,021)       $(98,872)
                        =============== ===============  ==============
Net loss per common
 share ................                     $  (1.80)       $  (6.24)
Average common shares
 outstanding...........                       20,056          15,840
EBITDA (1) ............                     $ 40,743 (2)    $ 83,427
Adjusted EBITDA .......                     $ 55,524 (3)    $ 96,317

------------
 *     Net of $3,000,000 of fees from Triathlon.
(1) EBITDA is defined as earnings before interest, taxes depreciation and amortization. Although EBITDA is not a measure of performance calculated in accordance with generally accepted accounting principles ("GAAP"), SFX Entertainment believes that EBITDA is accepted by the entertainment industry as a generally recognized measure of performance and is used by analysts who report publicly on the performance of entertainment companies. Nevertheless, this measure should not be considered in isolation or as a substitute for operating income and income, net cash provided by operating activities or any other measure for determining SFX Entertainment's operating performance or liquidity which is calculated in accordance GAAP.
(2) Represents EBITDA adjusted for nonrecurring charges, including a litigation settlement recorded by PACE and Pavilion Partners, and cost savings associated with the elimination of duplicative staffing and general and administrative expenses.
(3) Represents EBITDA adjusted for nonrecurring charges and cost savings associated with the elimination of duplicative staffing and general and administrative expenses.

               NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                           STATEMENTS OF OPERATIONS

(A) Completed Transactions

                                       NINE MONTHS ENDED SEPTEMBER 30, 1997 (IN THOUSANDS)
                           ----------------------------------------------------------------------------
                                                                    CBS         SECRET
                           TEXAS COAST   HARTFORD     MEADOWS     EXCHANGE  COMMUNICATIONS   RICHMOND
                           ACQUISITION  ACQUISITION ACQUISITION     (6)       ACQUISITION   ACQUISITION
                           ----------- -----------  ----------- ----------  -------------- -----------
Net broadcast revenues         $652        $638                    $ (60)       $20,626       $5,105
Concert promotion revenue                              $ 601
Station and other
 operating expenses             401         664                      630         11,230        3,722
Concert promotion
 operating expense                                       631
Depreciation,
 amortization, duopoly
 integration costs and
 acquisition related
 costs                           --          --          221          --          1,207          456

Corporate expenses               --          --           --          --             --           --
                           ----------- -----------  ----------- ----------  -------------- -----------
Operating income (loss)         251         (26)        (251)       (690)         8,189          927
Interest expense                 --          --          199          --          1,459          481

Other expense (income)           --          --           --          --             79           --
                           ----------- -----------  ----------- ----------  -------------- -----------
Income (loss) before
 income tax expense             251         (26)        (450)       (690)         6,651          446
Income tax expense
 (benefit)                       --          --           --          32             --           --
                           ----------- -----------  ----------- ----------  -------------- -----------
Net income (loss)               251         (26)        (450)       (722)         6,651          446
Preferred stock dividend
 requirements                    --          --           --          --             --           --
                           ----------- -----------  ----------- ----------  -------------- -----------
Net income (loss)
 applicable to common
 shares                        $251        $(26)       $(450)      $(722)       $ 6,651       $  446
                           =========== ===========  =========== ==========  ============== ===========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                  NINE MONTHS ENDED SEPTEMBER 30, 1997 (IN THOUSANDS)
                           ----------------------------------------------------------------
                             CHARLOTTE                            PRO FORMA
                            EXCHANGE    SUNSHINE      HEARST    ADJUSTMENTS   COMPLETED
                               (7)     ACQUISITION ACQUISITION      (8)     TRANSACTIONS
                           ---------- -----------  ----------- -----------  ------------
Net broadcast revenues       $1,564                  $10,160                   $38,685
Concert promotion revenue                $11,692                                12,293
Station and other
 operating expenses           1,328           --      10,314                    28,289
Concert promotion
 operating expense                        11,605                                12,236
Depreciation,
 amortization, duopoly
 integration costs and
 acquisition related
 costs                          375          686          --     $    125 (a)    7,090
                                                                    2,512 (b)
                                                                      393 (c)
                                                                      884 (l)
                                                                      231 (m)
Corporate expenses               --           --          --           --           --
                           ---------- -----------  ----------- -----------  ------------
Operating income (loss)        (139)        (599)       (154)      (4,145)       3,363
Interest expense               (730)       1,106          --      (47,397)(a)    8,408
                                                                   16,848 (a)
                                                                   36,282 (a)
                                                                      195 (h)
                                                                      (35)(j)
Other expense (income)           --           --          --          (79)(i)       --
                           ---------- -----------  ----------- -----------  ------------
Income (loss) before
 income tax expense             591       (1,705)       (154)      (9,959)      (5,045)
Income tax expense
 (benefit)                       --           --          --                        32
                           ---------- -----------  ----------- -----------  ------------
Net income (loss)               591       (1,705)       (154)      (9,959)      (5,077)
Preferred stock dividend
 requirements                    --           --          --        1,183 (n)    1,183
                           ---------- -----------  ----------- -----------  ------------
Net income (loss)
 applicable to common
 shares                      $  591      $(1,705)    $  (154)    $(11,142)     $(6,260)
                           ========== ===========  =========== ===========  ============

                                                   YEAR ENDED DECEMBER 31, 1996 (IN THOUSANDS)
                       --------------------------------------------------------------------------------------------------
                                  LIBERTY        PRISM
                                ACQUISITION   ACQUISITION                 HOUSTON
                                 INCLUDING     INCLUDING      OTHER       EXCHANGE
                         MMR     WASHINGTON   LOUISVILLE       1996      AND DALLAS   DELSENER/     TEXAS
                        MERGER  DISPOSITIONS DISPOSITIONS  ACQUISITIONS DISPOSITION    SLATER       COAST      HARTFORD
                         (1)        (2)           (3)          (4)          (5)      ACQUISITION ACQUISITION  ACQUISITION
                       ------- ------------  ------------ ------------  ----------- -----------  ----------- -----------
Net broadcast
 revenues............. $20,038    $24,992       $13,511      $  4,728     $ (8,680)                 $4,281      $5,742
Concert promotion
 revenue..............                                                                 $50,361
Station and other
 operating expenses ..  11,531     17,774        10,897         2,869      (10,307)                  2,968       5,607
Concert promotion
 operating expense ...                                                                  50,686
Depreciation,
 amortization,
 duopoly integration
 costs and
 acquisition related
 costs................   6,081      5,150         1,241         1,492         (284)        747          36          27

Corporate expenses ...   1,253      1,478           808           111          110          --          --          --

Other.................     577         --            --            --       (3,500)         --         (48)         --
                       ------- ------------  ------------ ------------  ----------- -----------  ----------- -----------
Operating income
 (loss)...............     596        590           565           256        5,301      (1,072)      1,325         108
Interest expense......      --      3,326           773           382       (1,667)         60          --          19

Other expense
 (income) ............      --      5,935            --       (11,948)          --        (198)        (65)         (8)

Equity (income) loss
 from investments  ...      --         --            --            --           --        (525)         --          --
                       ------- ------------  ------------ ------------  ----------- -----------  ----------- -----------
Income (loss) before
 income tax expense ..     596     (8,671)         (208)       11,822        6,968        (409)      1,390          97
Income tax expense
 (benefit)............      --     (3,378)           --            45          938         106          22          32
                       ------- ------------  ------------ ------------  ----------- -----------  ----------- -----------
Net income (loss) ....     596     (5,293)         (208)       11,777        6,030        (515)      1,368          65
Preferred stock
 dividend
 requirement..........      --         --            --            --           --          --          --          --
Net income (loss)
 applicable to common
 shares............... $   596    $(5,293)      $  (208)     $ 11,777     $  6,030     $  (515)     $1,368      $   65
                       ======= ============  ============ ============  =========== ===========  =========== ===========
Average common shares
 outstanding .........

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                   YEAR ENDED DECEMBER 31, 1996 (IN THOUSANDS)
                  -----------------------------------------------------------------------------------------------------------
                                                                                                         PRO
                                  CBS       SECRET                 CHARLOTTE                            FORMA
                     MEADOWS   EXCHANGE COMMUNICATIONS   RICHMOND   EXCHANGE   SUNSHINE     HEARST   ADJUSTMENTS   COMPLETED
                  ACQUISITIONS    (6)     ACQUISITION  ACQUISITION    (7)    ACQUISITION ACQUISITION     (8)     TRANSACTIONS
                  ------------ -------- -------------- ----------- --------- ----------- ----------- ----------- ------------
Net broadcast
 revenues ........              $    10     $35,532      $ 9,007     $6,222                $15,631                 $131,014
Concert promotion
 revenue .........   $10,175                                                   $44,248                              104,784
Station and other
 operating
 expenses ........                1,288      20,844        7,757      3,885                 15,130                   90,243
Concert promotion
 operating
 expense .........     9,306                                                    37,326                   (6,078)(o)  91,240
Depreciation,
 amortization,
 duopoly
 integration
 costs and
 acquisition
 related costs ...     1,550         --       3,970          780        500      1,522         293     $  1,491 (a)  36,528
                                                                                                          8,052 (b)
                                                                                                            559 (d)
                                                                                                          3,014 (l)
                                                                                                            308 (m)
Corporate
 expenses ........        --         --          --        1,037         --         --         169       (3,713)(e)    (313)
                                                                                                          1,434 (e)
                                                                                                         (3,000)(f)
Other ............        --       (363)          2           --         --         --          --                   (3,332)
                  ------------ -------- -------------- ----------- --------- ----------- ----------- ----------- ------------
Operating income
 (loss) ..........      (681)      (915)     10,716         (567)     1,837      5,400          39       (2,066)     21,432
Interest expense .     1,275         --          --        1,210         --      3,019          --       (5,583)(a)  38,496
                                                                                                         22,462 (a)
                                                                                                        (35,635)(a)
                                                                                                         48,375 (a)
                                                                                                            547 (h)
                                                                                                            (67)(j)
Other expense
 (income)  .......       (30)        --       1,175           --         --       (138)         --       (5,935)(g)    (467)
                                                                                                         11,920 (g)
                                                                                                         (1,175)(i)
Equity (income)
 loss from
 investments  ....        --         --          --           --         --         --          --                     (525)
                  ------------ -------- -------------- ----------- --------- ----------- ----------- ----------- ------------
Income (loss)
 before income
 tax expense .....    (1,926)      (915)      9,541       (1,777)     1,837      2,519          39      (36,975)    (16,072)
Income tax
 expense
 (benefit) .......        17        783          --           --         --      1,138          --        1,612 (g)   1,315
                  ------------ -------- -------------- ----------- --------- ----------- ----------- ----------- ------------
Net income
 (loss) ..........    (1,943)    (1,698)      9,541       (1,777)     1,837      1,381          39      (38,587)    (17,387)
Preferred stock
 dividend
 requirement .....        --         --          --           --         --         --          --       32,063 (n)  32,063

Net income (loss)
 applicable to
 common shares....   $(1,943)   $(1,698)    $ 9,541      $(1,777)   $ 1,837    $ 1,381      $   39    $ (70,650)   $(49,450)
                     =======    =======     =======      =======    =======    =======      ======    =========    ========
Average common
 shares outstanding                                                                                      70,796 (k)  70,796

(1) MMR Merger

    Reflects the net effect of the historical operations of Multi-Market Radio, Inc. ("MMR") as adjusted for acquisitions and dispositions. SFX has not included in the pro forma statement of operations cost savings of $792,000 it believes would have been achieved in connection with the MMR Hartford Acquisition had the transaction been consummated as of January 1, 1996, consisting principally of the elimination of certain duplicative technical sales and general and administrative functions due to the operation of a cluster of stations in the Hartford market.

                                                 YEAR ENDED DECEMBER 31, 1996
                              -------------------------------------------------------------------
                                                               MMR
                                  AS            MMR          HARTFORD      PRO FORMA      MMR
                               REPORTED   DISPOSITIONS(A)  ACQUISITION    ADJUSTMENTS    MERGER
                              ---------- ---------------  ------------- -------------  ---------
                                                        (IN THOUSANDS)
Net broadcast revenues.......   $18,832       $(1,623)        $2,829                    $20,038
Station operating expenses ..    11,422        (1,931)         2,040                     11,531
Depreciation/amortization ...     7,611        (1,833)           277        $    26 (b)   6,081
Corporate expenses...........     2,517            --             --          1,253 (c)   1,253
                                                                             (2,517)(c)
Other........................        63            --             --            514 (e)     577
                              ---------- ---------------  ------------- -------------  ---------
Operating income (loss) .....    (2,781)        2,141            512            724         596
Interest expense.............     5,265            --            274         (5,539)(d)      --
Other expense (income).......        --           (57)           (12)            69 (d)      --
Income tax expense
 (benefit)...................                      --              7             (7)(d)      --
                              ---------- ---------------  ------------- -------------  ---------
Net income (loss)............   $(8,046)      $ 2,198         $  243        $ 6,201     $   596
                              ========== ===============  ============= =============  =========

    (a) Reflects the elimination of the operations of stations WRSF-FM, sold in March 1996, WRXR-FM and WKBG-FM, sold in July 1996, WYAK-FM and WMYB-FM, sold in March 1997, and KOLL-FM, sold in April 1997.

    (b) Reflects $26,000 for the year ended December 31, 1996 in amortization of intangible assets recorded in connection with the MMR Merger, Myrtle Beach Acquisition, MMR Hartford Acquisition, related incremental deferred taxes and change in amortization periods.

    (c) To record incremental corporate overhead charges of $1,253,000 associated with the MMR Merger for the year ended December 31, 1996, and to eliminate MMR's existing corporate overhead of $2,517,000 for the year ended December 31, 1996.

    (d) Elimination of nonrecurring income of $69,000 for the year ended December 31, 1996, interest expense of $5,539,000 for the year ended December 31, 1996, and income tax expense of $7,000 for the year ended December 31, 1996.

    (e) Reflects non-cash compensation charge for the issuance of shares of the Series A and Series B Convertible Preferred Stock of MMR. The shares of Series A and Series B stock were issued to certain officers and advisors of MMR in July and November 1996, respectively, and converted into Class A Common Stock of SFX upon consummation of the MMR Merger. Certain of the shares issued pursuant to the Series A and Series B conversions which were issued to individuals currently employed by SFX are being held in escrow and are being released in five equal annual installments ending in April 2001.

(2) Liberty Acquisition

    Reflects the net effect of the historical operations of the Liberty Acquisition adjusted for the Washington Dispositions.

                                   YEAR ENDED DECEMBER 31, 1996
                            -------------------------------------------
                             LIBERTY AS     WASHINGTON      LIBERTY
                              REPORTED     DISPOSITIONS   ACQUISITION
                            ------------ --------------  -------------
                                          (IN THOUSANDS)
Net broadcast revenues ....    $25,966       $  (974)       $24,992
Station operating
 expenses..................     19,337        (1,563)        17,774
Depreciation/amortization .      5,926          (776)         5,150
Corporate expenses.........      1,566           (88)         1,478
                            ------------ --------------  -------------
Operating income...........       (863)        1,453            590
Interest expense...........      3,467          (141)         3,326
Other expense (income)  ...      5,935            --          5,935
Income tax benefit.........     (3,378)           --         (3,378)
                            ------------ --------------  -------------
Net income (loss)..........    $(6,887)      $ 1,594        $(5,293)
                            ============ ==============  =============

(3) Prism Acquisition

    Reflects the net effect of the historical operations of the Prism Acquisition adjusted for the Louisville Dispositions.

                                  YEAR ENDED DECEMBER 31, 1996
                            -----------------------------------------
                             PRISM AS     LOUISVILLE       PRISM
                             REPORTED    DISPOSITIONS   ACQUISITION
                            ---------- --------------  -------------
                                         (IN THOUSANDS)
Net broadcast revenues ....   $16,859      $(3,348)       $13,511
Station operating
 expenses..................    13,373       (2,476)        10,897
Depreciation/amortization .     1,599         (358)         1,241
Corporate expenses.........       808           --            808
                            ---------- --------------  -------------
Operating income (loss) ...     1,079         (514)           565
Interest expense...........       773           --            773
                            ---------- --------------  -------------
Net loss...................   $   306      $  (514)       $  (208)
                            ========== ==============  =============

(4) Other 1996 Acquisitions

    Reflects the net effect of the combined historical operations of the Greensboro Acquisition, the Raleigh-Greensboro Acquisitions, the Greenville Acquisition and the Jackson Acquisitions.

                                           YEAR ENDED DECEMBER 31, 1996
                             -------------------------------------------------------
                                RALEIGH-
                             GREENSBORO AND
                               GREENSBORO     GREENVILLE       JACKSON
                              ACQUISITIONS    ACQUISITION   ACQUISITIONS     TOTAL
                             -------------- -------------  -------------- ----------
                                                  (IN THOUSANDS)
Net broadcast revenues  ....     $3,619        $    639         $470        $  4,728
Station operating expenses        2,264             271          334           2,869
Depreciation/amortization  .      1,168             244           80           1,492
Corporate expenses .........          4             107           --             111
                             -------------- -------------  -------------- ----------
Operating income (loss) ....        183              17           56             256
Interest expense............         59             323           --             382
Other expense (income) .....        (51)        (11,897)          --         (11,948)
Income tax expense..........         45              --           --              45
                             -------------- -------------  -------------- ----------
Net income (loss)...........     $  130        $ 11,591         $ 56        $ 11,777
                             ============== =============  ============== ==========

(5) Houston Exchange and Dallas Disposition

    To reflect the exchange of KRLD-AM and the Texas State Networks for KKRW-FM in the Houston Exchange, and the sale of KTCK-AM in the Dallas Disposition.

                                                           YEAR ENDED DECEMBER 31, 1996
                             ----------------------------------------------------------------------------------------
                                                                                                  HOUSTON EXCHANGE
                                        DISPOSITIONS              ACQUISITION   ADJUSTMENTS*   AND DALLAS DISPOSITION
                             ------------------------------------------------  -------------- ----------------------
                               KRLD-AM       TSN       KTCK-AM      KKRW-FM
                             ----------- ----------  ---------- -------------
                                                                  (IN THOUSANDS)
Net broadcast revenues  ....   $(10,711)   $(2,843)    $(2,136)     $7,010         $    --            $ (8,680)
Station operating expenses       (9,316)    (2,222)     (2,490)      3,721              --             (10,307)
Depreciation/amortization  .     (1,157)      (226)       (284)         81           1,302                (284)
Corporate expenses .........         --         --          --         110              --                 110
Other.......................     (1,600)        --      (1,900)         --              --              (3,500)
                             ----------- ----------  ---------- -------------  -------------- ----------------------
Operating income (loss)  ...      1,362       (395)      2,538       3,098          (1,302)              5,301
Interest expense ...........     (1,482)      (373)        188          --              --              (1,667)
Other expense (income)  ....         --         --          --         938              --                 938
                             ----------- ----------  ---------- -------------  -------------- ----------------------
Net income (loss) ..........   $  2,844    $   (22)    $ 2,350      $2,160         $(1,302)           $  6,030
                             =========== ==========  ========== =============  ============== ======================

---------
(*) To reflect historical depreciation and amortization of KRLD-AM and the Texas State Networks and the disposition of KTCK-AM.

(6) CBS Exchange

    To reflect the net effect of the exchange of WHFS-FM for KTXQ-FM and KRRW-FM in the CBS Exchange.

                                  NINE MONTHS ENDED SEPTEMBER 30, 1997
                            ------------------------------------------------
                             KTXQ-FM    WHFS-FM                      CBS
                             KRRW-FM    DISPOSAL   ADJUSTMENTS*    EXCHANGE
                            --------- ----------  -------------- ----------
                                             (IN THOUSANDS)
Net broadcast revenues ....   $1,628     $1,688        $  --        $ (60)
Station operating
 expenses..................    1,655      1,025           --          630
Depreciation/amortization .       54        783          729           --
                            --------- ----------  -------------- ----------
Operating income (loss) ...      (81)      (120)        (729)        (690)
Income tax expense.........       32         --           --           32
                            --------- ----------  -------------- ----------
Net income (loss)..........   $ (113)    $ (120)       $(729)       $(722)
                            ========= ==========  ============== ==========

                                         YEAR ENDED DECEMBER 31, 1996
                               ------------------------------------------------
                                KTXQ-FM    WHFS-FM                      CBS
                                KRRW-FM    DISPOSAL   ADJUSTMENTS*    EXCHANGE
                               --------- ----------  -------------- ----------
                                                (IN THOUSANDS)
Net broadcast revenues........   $9,572     $9,562       $    --      $    10
Station operating expenses ...    7,116      5,828            --        1,288
Depreciation/amortization ....      218      1,548         1,330           --
Other ........................       --        363            --         (363)
                               --------- ----------  -------------- ----------
Operating income..............    2,238      1,823        (1,330)        (915)
Income tax expense (benefit)        783         --            --          783
                               --------- ----------  -------------- ----------
Net income (loss).............   $1,455     $1,823       $(1,330)     $(1,698)
                               ========= ==========  ============== ==========

---------
* To eliminate depreciation of KTXQ-FM and KRRW-FM and reflect depreciation of WHFS-FM.

(7) Charlotte Exchange

    Reflects the transfer of WDSY-FM and $20,000,000 in exchange for WRFX-FM in the Charlotte Exchange.

                                         NINE MONTHS ENDED SEPTEMBER 30, 1997
                                -------------------------------------------------------
                                   WDSY-FM        WRFX-FM                    CHARLOTTE
                                 DISPOSITION    ACQUISITION   ADJUSTMENTS    EXCHANGE
                                ------------- -------------  ------------- -----------
                                                    (IN THOUSANDS)
Net revenues...................    $(4,367)       $5,931                      $1,564
Station operating expenses ....     (1,794)        3,122                       1,328
Depreciation, amortization and
 acquisition related costs ....       (183)           --         $ 558           375
                                ------------- -------------  ------------- -----------
Operating income...............     (2,390)        2,809          (558)         (139)
                                ------------- -------------  ------------- -----------
Interest expense...............       (730)           --            --          (730)
Net income (loss)..............    $(1,660)       $2,809         $(558)       $  591
                                ============= =============  ============= ===========

                                             YEAR ENDED DECEMBER 31, 1996
                                -------------------------------------------------------
                                   WDSY-FM        WRFX-FM                    CHARLOTTE
                                 DISPOSITION    ACQUISITION   ADJUSTMENTS    EXCHANGE
                                ------------- -------------  ------------- -----------
                                                    (IN THOUSANDS)
Net revenues...................    $(3,697)       $9,919                      $6,222
Station operating expenses ....     (1,593)        5,478                       3,885
Depreciation, amortization and
 acquisition related costs ....         --         2,907        $(2,407)*        500
                                ------------- -------------  ------------- -----------
Operating income...............     (2,104)        1,534          2,407        1,837
                                ------------- -------------  ------------- -----------
Net income (loss)..............    $(2,104)       $1,534        $ 2,407       $1,837
                                ============= =============  ============= ===========

---------
* To reflect historical depreciation of WDSY-FM net of decrease in amortization due to the exchange allocation.

(8) Pro Forma Adjustments

     SFX has not included in the pro forma adjustments certain cost savings totaling $11,559,000 it believes would have been realized for the year ended December 31, 1996 following the Liberty Acquisition, the Prism Acquisition, the Houston Exchange, the Jackson Acquisitions, the Hearst Acquisition, the Charlotte Exchange, the Richmond Acquisition, the Texas Coast Acquisition and Hartford Acquisition and $2,881,000 for the nine months ended September 30, 1997 following the Richmond Acquisition, the Hearst Acquisition, the Charlotte Exchange, Hartford Acquisition, and Texas Coast Acquisition, had these transactions been consummated as of January 1, 1996. The cost savings consist principally of the elimination of certain duplicative technical, sales and general and administrative functions due to the operation of a cluster of stations in each of its principal markets, a reduction of employee benefit costs and commission rates and the elimination of programming personnel due to automation and simulcasting.

     While management believes that such cost savings and the elimination of non-recurring expenses are reasonably achievable, and many of which have been achieved, SFX's ability to fully achieve such cost savings and to eliminate the non-recurring expenses is subject to numerous factors, many of which are beyond SFX's control. These factors may include difficulties in integrating the acquired stations and the incurrence of unanticipated severance, promotional or other costs and expenses. There can be no assurance that SFX will realize all such cost savings.

     a. To reflect interest expense of $36,282,000 and $48,375,000 for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively, related to the $450,000,000 of Senior Subordinated Notes at 10.75% issued in 1996, amortization of deferred financing costs of $125,000 and $1,491,000 for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively, interest expense of $16,848,000 and $22,462,000 relating to the borrowings from the Credit Agreement at 8% for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively, and elimination of existing interest expense (net of interest on other debt) of $47,397,000 and $41,218,000 related to SFX and the sellers for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively.

     b. Reflects increase (decrease) in amortization of intangible assets resulting from the purchase price allocation, deferred taxes recorded and change in amortization period:

                                YEAR ENDED DECEMBER 31, 1996              NINE MONTHS ENDED SEPTEMBER 30, 1997
                       ---------------------------------------------  ---------------------------------------------
                        INCREASE DUE    DECREASE DUE                   INCREASE DUE   DECREASE DUE
                         TO PURCHASE    TO CHANGE IN                   TO PURCHASE    TO CHANGE IN
                            PRICE       AMORTIZATION   NET INCREASE       PRICE       AMORTIZATION    NET INCREASE
                         ALLOCATION       PERIODS       (DECREASE)      ALLOCATION       PERIODS       (DECREASE)
                       -------------- --------------  --------------  -------------  -------------- ---------------
                                                              (IN THOUSANDS)
Liberty Acquisition ..     $1,699         $(2,399)        $ (700)
Prism Acquisition ....      1,010            (642)           368
Charlotte WTDR/WLYT
 Acquisition .........        490                            490
Jackson Acquisitions .        108                            108
Greenville and
 Greensboro
 Acquisitions.........        597            (623)           (26)
Albany Acquisition  ..         23                             23          $    2                         $    2
Hartford Acquisition          910                            910             152                            152
Texas Coast
 Acquisition..........      1,067                          1,067              89                             89
Richmond Acquisition .      1,053            (164)           889             527           (82)             445
Hearst Acquisition ...        733                            733             428                            428
Secret Communications
 Acquisition .........      6,207          (2,018)         4,189           2,069          (673)           1,396
                                                      --------------                                --------------
  Total Pro Forma
   adjustments........                                    $8,052                                         $2,512
                                                      ==============                                ==============

     c. To reflect depreciation expense for fixed assets associated with the Texas Coast, Hartford and Richmond Acquisitions as per SFX's depreciation policy.

     d. To reflect $559,000 in amortization relating to the present value of the Triathlon consulting fees assigned to SFX under the SCMC Termination Agreement for the year ended December 31, 1996.

     e. To record incremental corporate overhead charges of $1,434,000 for the year ended December 31, 1996, relating to increases in personnel, professional fees and administrative expenses associated with the increased size of SFX due to the Completed Transactions and Pending Acquisition and Disposition--Broadcasting and the elimination of $3,713,000 for the year ended December 31, 1996, of the corporate overhead of the sellers.

     f. Reflects fees of $3,000,000 incurred by Triathlon and would have been payable to SFX under the revised SCMC Agreement for the year ended December 31, 1996. Future fees may be lesser or greater based upon future acquisition and financing activity by Triathlon. Minimum annual fees will be $1,000,000 per year.

     g. Elimination of acquisition related costs of $5,935,000 recorded on the income statement of Liberty for the year ended December 31, 1996, a gain on the sale of assets of $11,920,000 recorded on the books of ABS Greenville Partners, L.P. for the year ended December 31, 1996 and net income tax benefit of $1,612,000 for the year ended December 31, 1996.

     h. To record interest expense of $195,000 and $547,000 for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively, in connection with the long-term payments due for the Delsener/Slater Acquisition, the Texas Coast Acquisition and the Sunshine Acquisition.

     i. Elimination of LMA fees paid by Secret Communications for WJJJ-FM and WDSY-FM.

     j. Elimination of interest expense on Jackson note payable to third party acquired by Capstar.

     k. Reflects the issuance of 70,796 shares of SFX Class A common stock in connection with the Sunshine Acquisition for a total value of $2,000,000.

     l. To reflect the depreciation and amortization expense adjustment of $3,014,000 and $884,000 associated with the Delsener/Slater, Meadows, and Sunshine concert acquisitions for the year ended December 31, 1996 and the nine months ended September 30, 1997, respectively.

     m. To reflect the amortization of $231,000 and $308,000 associated with the John Boy and Billy Network contract payments for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively.

     n. To record the incremental Series D Preferred Stock and the Series E Preferred Stock dividends issued to finance a portion of the Pending Acquisition and Disposition--Broadcasting at a rate of 6.5% and 12 5/8%, respectively.

     o. Reflects the elimination of non-recurring Delsener/Slater officer's bonuses and wages not being paid under SFX's new employment contracts.

    (B) Pending Acquisition & Disposition--Broadcasting

                                                 NINE MONTHS ENDED SEPTEMBER 30, 1997 (IN THOUSANDS)
                                        ----------------------------------------------------------------------
                                                                                              PENDING
                                           CAPSTAR       NASHVILLE      PRO FORMA         ACQUISITION AND
                                         DISPOSITION    ACQUISITION  ADJUSTMENTS (1) DISPOSITION--BROADCASTING
                                        -------------  ------------- --------------- -------------------------
Net broadcast revenues ................    $(9,831)       $4,893                              $(4,938)
Station and other operating expenses  .     (5,489)        4,263                               (1,226)
Depreciation, amortization, duopoly
 integration costs and acquisition
 related costs ........................     (1,201)          467              39 (c)              (95)
                                                                             207 (d)
                                                                             393 (b)
                                        ------------- -------------  --------------- ------------------------
Operating income (loss) ...............     (3,141)          163            (639)              (3,617)
Interest expense ......................        (36)           --              36 (a)
Other expense (income) ................         --            (3)                                  (3)
                                        ------------- -------------  --------------- ------------------------
Income (loss) before income tax
 expense ..............................     (3,105)          166            (675)              (3,614)
Income tax expense (benefit) ..........         --            (3)                                  (3)
                                        ------------- -------------  --------------- ------------------------
Net income (loss) .....................     (3,105)          169            (675)              (3,611)
                                        ------------- -------------  --------------- ------------------------
Net income (loss) applicable to common
 shares ...............................    $(3,105)       $  169         $  (675)             $(3,611)
                                        ============= =============  =============== ========================
                                                     YEAR ENDED DECEMBER 31, 1996 (IN THOUSANDS)
                                        ----------------------------------------------------------------------
                                                                                              PENDING
                                           CAPSTAR       NASHVILLE      PRO FORMA         ACQUISITION AND
                                         DISPOSITION    ACQUISITION  ADJUSTMENTS (1) DISPOSITION--BROADCASTING
                                        ------------- -------------  --------------- ------------------------
Net broadcast revenues.................    $(9,012)       $8,081         $  (450)(d)          $(1,381)
Station and other operating expenses ..     (5,265)        6,473                                1,208
Depreciation, amortization, duopoly
 integration costs and acquisition
 related costs ........................       (852)          652             275 (d)              650
                                                                              50 (c)
                                                                             525 (b)
                                        ------------- -------------  --------------- ------------------------
Operating income (loss)................     (2,895)          956          (1,300)              (3,239)
Interest expense.......................     (2,108)           --           2,108 (a)
Other expense (income).................       (538)           --                                 (538)
                                        ------------- -------------  --------------- ------------------------
Income (loss) before income tax
 expense...............................       (249)          956          (3,408)              (2,701)
Income tax expense (benefit)...........         --            --
                                        ------------- -------------  --------------- ------------------------
Net income (loss)......................       (249)          956          (3,408)              (2,701)
                                        ------------- -------------  --------------- ------------------------
Net income (loss) applicable to common
 shares................................    $  (249)       $  956         $(3,408)             $(2,701)
                                        ============= =============  =============== ========================

  (1) Pro Forma Adjustments

   SFX has not included in the pro forma adjustments certain cost savings totalling $539,000 it believes would have been realized for the year ended December 31, 1996 following the Nashville Acquisition and the Chancellor Exchange and $375,000 for the nine months ended September 30, 1997 following the Nashville Acquisition and the Chancellor Exchange, had these transactions been consummated as of January 1, 1996. The cost savings consist principally of the elimination of certain duplicative technical, sales and general and administrative functions due to the operation of a cluster of stations in each of its principal markets, a reduction of employee benefit costs and commission rates and the elimination of programming personnel due to automation and simulcasting.

   While management believes that such cost savings and the elimination of non-recurring expenses are reasonably achievable, SFX's ability to fully achieve such cost savings and to eliminate the non-recurring expenses is subject to numerous factors, many of which are beyond SFX's control. These factors may include difficulties in integrating the acquired stations and the incurrence of unanticipated severance, promotional or other costs and expenses. There can be no assurance that SFX will realize all such cost savings.

     a. To reflect the elimination of existing interest expense of $36,000 and $2,108,000 related to the Capstar Disposition for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively.

     b. Reflects increase in amortization of intangible assets of $393,000 and $525,000 for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively, resulting from the purchase price allocation and change in amortization period related to the Nashville Acquisition.

     c. Amortization of $39,000 and $50,000 for acquisition costs associated with the Nashville Acquisition for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively.

     d. To reflect the reduced amortization of goodwill and elimination of LMA fees of the Chancellor Exchange.

(C) Pending Acquisitions--Entertainment

                         NINE MONTHS ENDED SEPTEMBER 30, 1997 (IN THOUSANDS)
                      ----------------------------------------------------------
                           PACE       CONTEMPORARY     NETWORK          BGP
                       ACQUISITION    ACQUISITION    ACQUISITION    ACQUISITION
                            I              II            III            IV
                      ------------- --------------  ------------- -------------
Revenue..............    $229,480       $85,570        $20,563        $66,094
Operating expenses ..     205,015        77,284         14,775         59,312
Depreciation &
 amortization........       4,476         1,081            207            729
Corporate expenses ..          --            --             --             --
                      ------------- --------------  ------------- -------------
Operating income
 (loss)..............      19,989         7,205          5,581          6,053
Interest expense ....       4,803           227            196            837

Other (income)
 expenses............        (394)         (170)          (123)          (221)
Equity (income) loss
 from investments ...      (6,615)           --             --             --
                      ------------- --------------  ------------- -------------
Income/(loss) before
 income tax expense .      22,195         7,148          5,508          5,437
Income tax expense
 (benefit)...........       3,751            --            135          2,237
                      ------------- --------------  ------------- -------------
Net income (loss) ...    $ 18,444       $ 7,148        $ 5,373        $ 3,200
                      ============= ==============  ============= =============


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                        CONCERTS/                                      PRO FORMA
                        SOUTHERN       PRO FORMA      PRO FORMA         PENDING
                       ACQUISITION    ADJUSTMENTS   FOR FINANCING   ACQUISITIONS--
                            V             VI             VII         ENTERTAINMENT
                      ------------- -------------  --------------- ---------------
Revenue..............    $13,093       $     --        $     --        $414,800
Operating expenses ..     10,532             --              --         366,918
Depreciation &
 amortization........         57         16,703 (a)          --          23,253
Corporate expenses ..         --          1,500 (b)          --           1,500
                      ------------- -------------  --------------- ---------------
Operating income
 (loss)..............      2,504        (18,203)             --          23,129
Interest expense ....         --             --          (6,063)(a)      31,208
                                             --          31,208 (b)
Other (income)
 expenses............        (57)           944 (c)          --             (21)
Equity (income) loss
 from investments ...        (34)          (944)(c)          --          (7,593)
                      ------------- -------------  --------------- ---------------
Income/(loss) before
 income tax expense .      2,595        (18,203)        (25,145)           (465)
Income tax expense
 (benefit)...........         --         (2,497)(d)          --           3,626
                      ------------- -------------  --------------- ---------------
Net income (loss) ...    $ 2,595       $(15,706)        (25,145)       $ (4,091)
                      ============= =============  =============== ===============


I. PACE ACQUISITION

   Reflects the PACE Acquisition and the separate acquisitions of two partners' interest in a partnership that owns certain amphitheaters operated by PACE. The PACE Acquisition is not conditional on the consummation of the Pavilion Acquisition.

                                              NINE MONTHS ENDED SEPTEMBER 30, 1997 IN (000'S)
                                         ---------------------------------------------------------
                                              PACE        PAVILION      PRO FORMA        PACE
                                          AS REPORTED    AS REPORTED   ADJUSTMENTS    ACQUISITION
                                         ------------- -------------  ------------- --------------
Revenue ................................    $137,616       $91,114       $   750 (a)   $229,480
Operating expenses......................     131,473        75,319        (1,777)(b)    205,015
Depreciation & amortization.............       1,462         3,014            --          4,476
Other expenses..........................         447            --          (447)(c)         --
                                         ------------- -------------  ------------- -------------
Operating income........................       4,234        12,781         2,974         19,989
Interest expense........................       1,517         3,286            --          4,803
Other expenses..........................          64         1,530        (1,988)          (394)
Equity (income) loss from investments ..      (6,949)       (1,654)        1,988 (d)     (6,615)
                                         ------------- -------------  ------------- -------------
Income/(loss) before income tax
 expense................................       9,602         9,619         2,974         22,195
Income tax expense......................       3,751            --            --          3,751
                                         ------------- -------------  ------------- -------------
Net income (loss).......................    $  5,851       $ 9,619       $ 2,974       $ 18,444
                                         ============= =============  ============= =============

PRO FORMA ADJUSTMENTS:

(a) To reflect non-cash revenue resulting from SFX Entertainment granting Blockbuster naming rights to three venues for two years for no future consideration as part of its agreement to acquire Blockbuster's indirect 33 1/3% interest in Pavilion Partners.
(b) Reflects the elimination of $870,000 of certain officer's bonuses and wages which will not be paid under SFX Entertainment's new employment contracts and of $907,000 of non-recurring costs incurred in connection with PACE's planned initial public offering.
(c) Reflects the elimination of non-recurring restricted stock compensation to PACE executives who will receive incentive stock options pursuant to their new employment agreements with SFX.
(d) To eliminate PACE's income from its 33 1/3% equity investment in Pavilion Partners. PACE currently owns 33 1/3% in Pavilion Partners and has agreed to acquire the remaining 66 2/3% interest in Pavilion Partners pursuant to the Blockbuster Acquisition and Sony Acquisition.

II. CONTEMPORARY ACQUISITION

   Reflects the Contemporary Acquisition and the separate acquisition of the remaining 50% interest in Riverport Amphitheater Partners, a partnership that owns an amphitheater in St. Louis, MO that is operated by Contemporary. The Contemporary Acquisition is not conditioned upon the consummation of the acquisition of such 50% interest.

                                               NINE MONTHS ENDED SEPTEMBER 30, 1997 IN (000'S)
                                         -----------------------------------------------------------
                                          CONTEMPORARY     RIVERPORT     PRO FORMA     CONTEMPORARY
                                           AS REPORTED    AS REPORTED   ADJUSTMENTS    ACQUISITION
                                         -------------- -------------  ------------- --------------
Revenue ................................     $71,141        $14,429        $   --        $85,570
Operating expenses......................      66,764         11,223          (703)(a)     77,284
Depreciation & amortization.............         498            583            --          1,081
                                         -------------- -------------  ------------- --------------
Operating income........................       3,879          2,623           703          7,205
Interest expense........................         153             74            --            227
Other income............................        (122)           (48)           --           (170)
Equity (income) from investments .......      (1,298)            --         1,298 (b)         --
                                         -------------- -------------  ------------- --------------
Income (loss) before income tax
 expense................................       5,146          2,597          (595)         7,148
Income tax expense......................          --             --            --             --
                                         -------------- -------------  ------------- --------------
Net income (loss).......................     $ 5,146        $ 2,597        $ (595)       $ 7,148
                                         ============== =============  ============= ==============

PRO FORMA ADJUSTMENTS:

(a) Reflects the elimination of consulting expenses which will not be paid under SFX Entertainment's new contracts.
(b) Reflects the elimination of Contemporary's equity income in Riverport Amphitheater Partners. Contemporary had entered into an agreement to acquire its partners' 50% interest in this venture. If Contemporary is unable to complete this acquisition of the remaining 50% interest in Riverport Amphitheater Partners, the cash consideration paid by SFX Entertainment for Contemporary will be reduced by $10,500,000.

   The acquisition agreement provides that in the event the Contemporary Acquisition is consummated prior to the consummation of the Spin-Off, 1,402,851 shares of Preferred Stock will be issued to the Sellers. Such Preferred Stock is to be converted into an equal number of shares of Class A Common Stock upon consummation of the Spin-Off or, if the Spin-Off shall not have occurred prior to July 1, 1998, such Preferred Stock is to be redeemed at their fair market value, but in no event less than $18,700,000.

III. NETWORK ACQUISITION

   The Network Acquisition consists of the separate acquisitions of Network Magazine and SJS. These acquisitions are each conditioned on the concurrent closing of the other.

                                                NINE MONTHS ENDED SEPTEMBER 30, 1997 IN (000'S)
                                         --------------------------------------------------------------
                                           THE NETWORK
                                             MAGAZINE           SJS         PRO FORMA       NETWORK
                                         AS REPORTED (A)  AS REPORTED (A)  ADJUSTMENTS    ACQUISITIONS
                                         --------------- ---------------  ------------- --------------
Revenue ................................     $12,047          $10,737        $(2,221)(c)    $20,563
Operating expenses......................      11,878           10,717         (5,599)(b)     14,775
                                                                              (2,221)(c)
Depreciation & amortization.............         119               88             --            207
                                         --------------- ---------------  ------------- --------------
Operating income (loss).................          50              (68)         5,599          5,581
Interest expense........................         163               33             --            196
Other income............................         (43)             (80)            --           (123)
                                         --------------- ---------------  ------------- --------------
(Loss) income before income tax
 expense................................         (70)             (21)         5,599          5,508
Income tax expense .....................          --              135             --            135
                                         --------------- ---------------  ------------- --------------
Net (loss) income ......................     $   (70)         $  (156)       $ 5,599        $ 5,373
                                         =============== ===============  ============= ==============

PRO FORMA ADJUSTMENTS:

(a) SFX Entertainment's purchase agreement for Network Magazine and SJS provides that the purchase price will be increased by $4,000,000 if total 1998 EBITDA as defined equals $9,000,000; by an additional $4 for each $1 increase in EBITDA between $9,000,000 and $10,000,000 and by an additional $6 for each $1 increase in EBITDA between $10,000,000 and $11,000,000 (maximum of $14,000,000 additional consideration). The additional consideration is payable is stock or cash at SFX Entertainment's option. The pro forma statement of operation assumes that no additional consideration is paid.
(b) Reflects the elimination of certain officer's bonuses and wages which will not be paid under SFX Entertainment's new employment contracts.
(c) Reflects the elimination of transactions between Network Magazine and SJS.

IV. BGP ACQUISITION

                                     NINE MONTHS ENDED SEPTEMBER 30, 1997 IN
                                                     (000'S)
                                  --------------------------------------------
                                                     PRO FORMA        BGP
                                  AS REPORTED (A)   ADJUSTMENTS   ACQUISITION
                                  --------------- -------------  -------------
Revenue .........................     $66,094          $ --         $66,094
Operating expenses...............      59,312            --          59,312
Depreciation & amortization .....         729            --             729
                                  --------------- -------------  -------------
Operating income ................       6,053            --           6,053
Interest expense.................         837            --             837
Other income.....................        (221)           --            (221)
                                  --------------- -------------  -------------
Income before income tax
 expense.........................       5,437            --           5,437
Income tax expense...............       2,237            --           2,237
                                  --------------- -------------  -------------
Net income.......................     $ 3,200          $ --           3,200
                                  =============== =============  =============

(a) Reflects BGP's audited actual operating results for the nine months ended October 31, 1997.

V. CONCERT/SOUTHERN ACQUISITION

                                         NINE MONTHS ENDED SEPTEMBER 30, 1997 IN
                                                         (000'S)
                                       -------------------------------------------
                                                                       CONCERT/
                                                        PRO FORMA      SOUTHERN
                                        AS REPORTED    ADJUSTMENTS   ACQUISITION
                                       ------------- -------------  -------------
Revenue ..............................    $13,093         $  --        $13,093
Operating expenses....................     11,097          (565)(a)     10,532
Depreciation & amortization...........         57            --             57
                                       ------------- -------------  -------------
Operating income......................      1,939           565          2,504
Interest expense......................         --            --             --
Other income..........................        (57)           --            (57)
Equity loss (income) from
 investments..........................         11           (45)(b)        (34)
                                       ------------- -------------  -------------
Income before income tax expense .....      1,985           610          2,595
Income tax expense....................         --            --             --
                                       ------------- -------------  -------------
Net income............................    $ 1,985         $ 610        $ 2,595
                                       ============= =============  =============

PRO FORMA ADJUSTMENTS:

(a) Reflects the elimination of certain officer's bonuses and wages which will not be paid under SFX Entertainment's new employment contracts.
(b) Reflects the elimination of equity income of a non-entertainment affiliated entity which is not being acquired by SFX Entertainment.

VI. PRO FORMA ADJUSTMENTS:

(a) Reflects the increase in depreciation and amortization resulting from the preliminary purchase accounting treatment of the Pending Acquisitions. SFX Entertainment amortizes goodwill over 15 years.
(b) To record incremental corporate overhead charges associated with incremental headquarters personnel and general and administrative expenses that management estimates will be necessary following completion of the Pending Acquisitions.
(c) To reclassify Delsener/Slater's equity income in the PNC Bank Arts Center venue following the acquisition of Pavilion Partners which owns the other 50% equity interest in the venue.
(d) Represents an adjustment to the provision for income taxes to reflect the appropriate pro forma tax provision.

VII. PRO FORMA FOR THE FINANCINGS:

(a) Represents the elimination of existing interest expense for the Pending Acquisitions.
(b) Reflects interest expense associated with the $275,000,000 privately-placed debt, the senior credit facility, other debt and deferred compensation costs for the Pending Acquisitions. There can be no assurance that SFX Entertainment will be able to obtain such financing on acceptable terms, or at all.

                                           YEAR ENDED DECEMBER 31, 1996 (IN THOUSANDS)
                                 ---------------------------------------------------------------
                                                                                      CONCERT/
                                     PACE     CONTEMPORARY   NETWORK        BGP       SOUTHERN
                                 ACQUISITION  ACQUISITION  ACQUISITION  ACQUISITION ACQUISITION
                                      I            II          III          IV           V
                                 ----------- ------------  ----------- -----------  ------------
Revenue.........................   $246,595     $71,545      $24,556      $92,331     $12,601
Operating expenses..............    237,999      64,274       18,403       85,960      10,481
Depreciation & amortization ....      5,336       1,334          268        1,474          69
Corporate expenses..............         --          --           --           --          --
                                 ----------- ------------  ----------- -----------  -----------
Operating income (loss).........      3,260       5,937        5,885        4,897       2,051
Interest expense................      5,456         383          294        1,258          --
Other (income) expenses.........       (368)       (770)         (42)        (584)        (47)
Equity (income) loss from
 investments....................     (2,945)         --           --           --          38
                                 ----------- ------------  ----------- -----------  -----------
Income (loss) before income tax
 expense .......................      1,117       6,324        5,633        4,223       2,060
Income tax expense (benefit)  ..       (714)         35          303        1,272          --
                                 ----------- ------------  ----------- -----------  -----------
Net income (loss) ..............   $  1,831     $ 6,289      $ 5,330      $ 2,951     $ 2,060
                                 =========== ============  =========== ===========  ===========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                              PRO FORMA
                                  PRO FORMA     PRO FORMA      PENDING
                                 ADJUSTMENTS  FOR FINANCING ACQUISITIONS-
                                      VI           VII      ENTERTAINMENT
                                 ----------- -------------  -------------
Revenue.........................   $   (312)(d) $     --       $447,316
Operating expenses..............         --           --        417,117
Depreciation & amortization ....     22,481 (a)       --         30,962
Corporate expenses..............      2,000 (b)       --          2,000
                                 ----------- -------------  -------------
Operating income (loss).........    (24,793)          --         (2,763)
                                                  (7,391)(a)
Interest expense................         --       41,610 (b)     41,610
Other (income) expenses.........         --           --         (1,811)
Equity (income) loss from
 investments....................       (312)(d)       --         (3,219)
                                 ----------- -------------  -------------
Income (loss) before income tax
 expense .......................    (24,481)     (34,219)       (39,343)
Income tax expense (benefit)  ..        809 (c)       --          1,705
                                 ----------- -------------  -------------
Net income (loss) ..............   $(25,290)    $(34,219)      $(41,048)
                                 =========== =============  =============

I. PACE ACQUISITION

   Reflects the PACE Acquisition and the separate acquisitions of two partners' interest in a partnership that owns certain amphitheaters operated by PACE. The PACE Acquisition is not conditioned on the consummation of the Pavilion Acquisition.

                                                        YEAR ENDED DECEMBER 31, 1996 IN (000'S)
                                 --------------------------------------------------------------------------------------
                                       PACE        PAVILION      PAVILION      PAVILION      PRO FORMA        PACE
                                 AS REPORTED (A)  1 MONTH (B) 11 MONTHS (B)   AS REPORTED   ADJUSTMENTS    ACQUISITION
                                 --------------- -----------  ------------- -------------  ------------- -------------
Revenue.........................     $156,325       $5,177       $84,093        $89,270       $ 1,000(c)    $246,595
Operating expenses..............      155,533        5,199        77,267         82,466            --        237,999
Depreciation & amortization ....        1,737          253         3,346          3,599            --          5,336
Other expenses..................        3,675           --            --             --        (3,675)(d)         --
                                 --------------- -----------  ------------- -------------  ------------- -------------
Operating (loss) income ........       (4,620)        (275)        3,480          3,205         4,675          3,260
Interest expense................        1,206          395         3,855          4,250            --          5,456
Other income....................          (59)        (123)          (83)          (206)         (103)          (368)
Equity (income) loss from
 investments....................       (3,048)          --            --             --           103(e)      (2,945)
                                 --------------- -----------  ------------- -------------  ------------- -------------
Income (loss) before income tax
 expense........................       (2,719)        (547)         (292)          (839)        4,675          1,117
Income tax (benefit)............         (714)          --            --             --            --           (714)
                                 --------------- -----------  ------------- -------------  ------------- -------------
Net (loss) income ..............     $ (2,005)      $ (547)      $  (292)       $  (839)      $ 4,675       $  1,831
                                 =============== ===========  ============= =============  ============= =============

------------
PRO FORMA ADJUSTMENTS:

(a) Reflects PACE's audited operating results for fiscal year ended September 30, 1996.
(b) Reflects Pavilion Partners' unaudited operating results for the one month ended October 31, 1995 and the audited operating results for the eleven months ended September 30, 1996. During 1996, Pavilion Partners changed its fiscal year-end from October 31 to September 30.
       PACE currently owns 33 1/3% in Pavilion Partners and has agreed to acquire the remaining 66 2/3% interest from the two partners Blockbuster and Sony.
(c) To reflect non-cash revenue resulting from SFX Entertainment granting Blockbuster naming rights to three venues for two years for no future consideration as part of its agreement to acquire Blockbuster's indirect 33 1/3% interest in Pavilion Partners.
(d) Reflects the elimination of non-recurring restricted stock compensation to PACE executives who will receive incentive stock options pursuant to their new employment agreements with SFX Entertainment.
(e) To eliminate PACE's income from its 33 1/3% equity investment in Pavilion Partners. PACE currently owns 33 1/3% in Pavilion Partners and has agreed to acquire the remaining 66 2/3% interest in Pavilion Partners pursuant to the Blockbuster Acquisition and Sony Acquisition.

II. CONTEMPORARY ACQUISITION

   Reflects the Contemporary Acquisition and the separate acquisition of the remaining 50% interest in Riverport Amphitheater Partners, a partnership that owns an amphitheater in St. Louis, MO that is operated by Contemporary. The Contemporary Acquisition is not conditioned upon the consummation of the acquisition of such 50% interest.

                                                   YEAR ENDED DECEMBER 31, 1996 IN (000'S)
                                         -----------------------------------------------------------
                                          CONTEMPORARY     RIVERPORT     PRO FORMA     CONTEMPORARY
                                           AS REPORTED    AS REPORTED   ADJUSTMENTS    ACQUISITION
                                         -------------- -------------  ------------- --------------
Revenue.................................     $59,852        $11,693       $    --        $71,545
Operating expenses......................      58,189          9,722        (3,637)(a)     64,274
Depreciation & amortization.............         567            767            --          1,334
                                         -------------- -------------  ------------- --------------
Operating income .......................       1,096          1,204         3,637          5,937
Interest expense........................         213            170            --            383
Other income............................        (159)          (611)           --           (770)
Equity (income) loss from investments ..        (822)            --           822 (b)         --
                                         -------------- -------------  ------------- --------------
Income (loss) before income tax
 expense................................       1,864          1,645         2,815          6,324
Income tax expense .....................          35                           --             35
                                         -------------- -------------  ------------- --------------
Net income..............................     $ 1,829        $ 1,645       $ 2,815        $ 6,289
                                         ============== =============  ============= ==============

------------
PRO FORMA ADJUSTMENTS:

(a) Reflects the elimination of certain officer's bonuses and wages not expected to be paid under SFX Entertainment new employment contracts.
(b) Reflects the elimination of Contemporary's equity income in Riverport Amphitheater Partners. Contemporary had entered into an agreement to acquire its partners' 50% interest in this venture. If Contemporary is unable to complete this acquisition of the remaining 50% interest in Riverport Amphitheater Partners, the cash consideration paid by SFX Entertainment for Contemporary will be reduced by $10,500,000.

   The acquisition agreement provides that in the event the Contemporary Acquisition is consummated prior to the consummation of the Spin-Off, 1,402,851 shares of preferred stock will be issued to the Sellers. Such preferred stock is to be converted into an equal number of shares of Class A Common Stock upon consummation of the Spin-Off or, if the Spin-Off shall not have occurred prior to July 1, 1998, such preferred stock is to be redeemed at their fair market value, but in no event less than $18,700,000.

III. NETWORK ACQUISITIONS

   The Network Acquisitions consist of the separate acquisitions of Network Magazine and SJS. These acquisitions are each conditioned on the concurrent closing of the other.

                                            YEAR ENDED DECEMBER 31, 1996 IN (000'S)
                                  ------------------------------------------------------------
                                    THE NETWORK
                                      MAGAZINE          SJS        PRO FORMA       NETWORK
                                  AS REPORTED (A)   AS REPORTED   ADJUSTMENTS    ACQUISITIONS
                                  --------------- -------------  ------------- --------------
Revenue..........................     $14,767         $11,375       $(1,586)(c)    $24,556
Operating expenses...............      14,275          11,259        (5,545)(b)     18,403
                                                                     (1,586)(c)
Depreciation & amortization .....         184              84            --            268
                                  --------------- -------------  ------------- --------------
Operating income ................         308              32         5,545          5,885
Interest expense.................         291               3            --            294
Other income.....................         (42)             --            --            (42)
                                  --------------- -------------  ------------- --------------
Income before income tax
 expense.........................          59              29         5,545          5,633
Income tax expense ..............         212              91            --            303
                                  --------------- -------------  ------------- --------------
Net (loss) income ...............     $  (153)        $   (62)      $ 5,545        $ 5,330
                                  =============== =============  ============= ==============

PRO FORMA ADJUSTMENTS:

(a) Reflects Network Magazine's audited operating results for fiscal year ended September 30, 1996. SFX Entertainment's purchase agreement for Network Magazine and SJS provides that the purchase price will be increased by $4,000,000 if total 1998 EBITDA as defined equals $9,000,000; by an additional $4 for each $1 increase in EBITDA between $9,000,000 and $10,000,000 and by an additional $6 for each $1 increase in EBITDA between $10,000,000 and $11,000,000 (maximum of $14,000,000 additional consideration). The additional consideration is payable is stock or cash at SFX Entertainment's option. The pro forma statement of operations assumes that no additional consideration is paid.
(b) Reflects the elimination of certain officer's bonuses and wages which will not be paid under SFX Entertainment's new employment contracts.
(c) Reflects the elimination of transactions between Network Magazine and SJS.

IV. BGP ACQUISITION

                                     YEAR ENDED DECEMBER 31, 1996 IN (000'S)
                                  ---------------------------------------------
                                                     PRO FORMA        BGP
                                  AS REPORTED (A)   ADJUSTMENTS   ACQUISITION
                                  --------------- -------------  -------------
Revenue..........................     $92,331         $    --       $92,331
Operating expenses...............      87,520          (1,560)(b)    85,960
Depreciation & amortization .....       1,474              --         1,474
                                  --------------- -------------  -------------
Operating income ................       3,337           1,560         4,897
Interest expense.................       1,258              --         1,258
Other Expense....................        (584)             --          (584)
                                  --------------- -------------  -------------
Income before income tax
 expense.........................       2,663           1,560         4,223
Income tax expense ..............       1,272              --         1,272
                                  --------------- -------------  -------------
Net income ......................     $ 1,391         $ 1,560       $ 2,951
                                  =============== =============  =============

------------
PRO FORMA ADJUSTMENTS:
(a) Reflects BGP's audited operating results for the fiscal year ended January 31, 1997.
(b) Reflects the elimination of certain officer's bonuses, wages, partnership life insurance, profit sharing and other eliminating adjustments which will not be paid under SFX Entertainment's new contracts.

V. CONCERT/SOUTHERN ACQUISITION

                                    YEAR ENDED DECEMBER 31, 1996 IN (000'S)
                                  -------------------------------------------
                                                                  CONCERT/
                                                   PRO FORMA      SOUTHERN
                                   AS REPORTED    ADJUSTMENTS   ACQUISITION
                                  ------------- -------------  -------------
Revenue..........................    $12,601         $  --        $12,601
Operating expenses...............     10,873          (392)(a)     10,481
Depreciation & amortization .....         69            --             69
                                  ------------- -------------  -------------
Operating income ................      1,659           392          2,051
Investment income................        (47)           --            (47)
Equity loss from investments ....         27            11 (b)         38
                                  ------------- -------------  -------------
Income before income tax
 expense.........................      1,679           381          2,060
Income tax expense ..............         --            --             --
                                  ------------- -------------  -------------
Net income ......................    $ 1,679         $ 381        $ 2,060
                                  ============= =============  =============

PRO FORMA ADJUSTMENTS:

(a) Reflects the elimination of certain officer's bonuses and wages which will not be paid under the SFX Entertainment new employment contracts.
(b) Reflects the elimination of equity loss of a non-entertainment affiliated entity which is not being acquired by SFX Entertainment.

VI. PRO FORMA ADJUSTMENTS:

(a) Reflects the increase in depreciation and amortization resulting from the preliminary purchase accounting treatment of the Pending Acquisitions. SFX Entertainment amortizes goodwill over 15 years.
(b) To record incremental corporate overhead charges associated with incremental headquarters personnel that management estimates will be necessary following completion of the Pending Acquisitions.
(c) Reflects estimated state and local income taxes. On a consolidated pro forma basis, SFX Entertainment has a net operating loss for the year ending December 31, 1996 of approximately $16 million for which no federal tax benefit has been provided.
(d) To reclassify the Delsener/Slater's equity income in the PNC Bank Arts Center venue following the acquisition of Pavilion Partners which owns the other 50% equity interest in the venue.

VII. PRO FORMA FOR THE FINANCINGS:

(a) Represents the elimination of existing interest expense for the Pending Acquisitions.
(b) Reflects interest expense associated with the $275,000,000 in privately-placed debt, the senior credit facility, other debt and deferred compensation costs for the Pending Acquisitions. There can be no assurance that SFX Entertainment will be able to obtain such financing on acceptable terms, or at all.

(D) Pro Forma Spin-Off--SFX Entertainment

   o Reflects pro forma operating results of SFX Entertainment had all the Pending Acquisitions--Entertainment and the Delsener/Slater, Meadows, and Sunshine Acquisitions been consummated at January 1, 1996.

(E) Pro Forma Merger--Sale of SFX Broadcasting

   o Reflects elimination of operating results of SFX related to the sale of all the radio broadcasting assets to SBI Radio Acquisition Corporation.

                  GLOSSARY TO UNAUDITED PRO FORMA CONDENSED
                        COMBINED FINANCIAL STATEMENTS

   "Albany Acquisition" means the acquisition by SFX, consummated in January 1997, of substantially all of the assets used in the operation of WYSR-FM, operating in Albany, New York.

   "BGP Acquisition" means the pending acquisition by SFX Entertainment of BG Presents, Inc., a concert promotion company operating in San Francisco, California.

   "Capstar Disposition" means the pending sale by SFX of the Jackson stations and the Biloxi station.

   "CBS Exchange" means the exchange by SFX, consummated in March 1997 of radio station WHFS-FM, operating in Washington, D.C./Baltimore, Maryland, for KTXQ-FM and KRRW-FM, both operating in Dallas, Texas, and owned by CBS, Inc. As such, historical operating results for WHFS-FM, KTXQ-FM and KRRW-FM have been added to SFX, as reported amounts for the twelve months ending December 31, 1996 and from January 1, 1997 through March 31, 1997.

   "Chancellor Exchange" means the pending exchange of SFX's radio stations WBAB-FM, WHFM-FM, WBLI-FM and WGBB-AM, each operating on Long Island, New York, for WFYV-FM and WAPE-FM, both operating in Jacksonville, Florida, and a payment to SFX of $11.0 million in cash.

   "Charlotte Acquisition" means the acquisition by SFX, consummated in February 1996, of WTDR-FM and WLYT-FM, both operating in Charlotte, North Carolina. As such, historical operating results for WTDR-FM and WLYT-FM have been added to SFX, as reported amounts from January 1, 1996 through February 1, 1996.

   "Charlotte Exchange" means the exchange by SFX, consummated in August 1997 of WDSY-FM in Pittsburgh, Pennsylvania and $20 million in cash for WRFX-FM in Charlotte, North Carolina. As such, historical operating results for WRFX-FM have been added to SFX, as reported amounts for the year ending December 31, 1996 and from January 1, 1997 through August 1, 1997.

   "Completed Transactions" means, collectively, the MMR Merger, the Greensboro Acquisition, the Liberty Acquisition, the Prism Acquisition, the Jackson Acquisitions, the Greenville Acquisition, the CBS Exchange, the Louisville Acquisition, the Raleigh-Greensboro Acquisitions, the Houston Exchange, the Albany Acquisition, the Delsener/Slater Acquisition, the Meadows Acquisition, the Secret Communications Acquisition, the Sunshine Acquisition, the Richmond Acquisition, the Hearst Acquisition, the acquisitions of WTDR-FM and WLYT-FM, both operating in Charlotte, North Carolina, KTCK-FM, operating in Dallas, Texas, and KYXY-FM, operating in San Diego, California, the Little Rock Disposition, the Washington Dispositions, the Louisville Dispositions, the Dallas Disposition.

   "Concert/Southern Acquisition" means the pending acquisition by SFX Entertainment of Concerts/ Southern, a concert promotion company, operating in Atlanta, Georgia.

   "Contemporary Acquisition" means the pending acquisition by SFX Entertainment of the Contemporary Group, a concert promotion company, operating in St. Louis, Missouri, and certain affiliated entities.

   "Credit Agreement" means the definitive credit agreement SFX entered into on June 23, 1997, which increases amounts available under its senior credit facility to $400 million.

   "Dallas Disposition" means the sale by SFX, consummated in October 1996, of radio station KTCK-AM, operating in Dallas, Texas. As such, historical operating results for KTCK-AM have been added to SFX, as reported amounts from January 1, 1996 through October 17, 1996.

   "Delsener/Slater Acquisition" means the acquisition by SFX, consummated in January 1997, of Delsener/Slater Enterprises, Ltd., a concert promotion company, and certain affiliated entities (collectively, "Delsener/Slater"). As such, historical the operating results for Delsener/Slater have been added to SFX, as reported amounts for the 12 months ending December 31, 1996.

   "Greensboro Acquisition" means the acquisition by SFX, consummated in December 1996, of substantially all of the assets of WHSL-FM, operating in Greensboro, North Carolina. As such, historical the operating results for WHSL-FM have been added to SFX, as reported amounts from January 1, 1996 through December 6, 1996.

   "Greenville Acquisition" means the acquisition by SFX, consummated in June 1996, of substantially all of the assets of WROQ-FM, operating in Greenville-Spartanburg, South Carolina. As such, historical the operating results for WROQ-FM have been added to SFX, as reported amounts from January 1, 1996 through June 25, 1996.

   "Hartford Acquisition" means the acquisition by SFX, consummated in February 1997, of WWYZ-FM, which operates in Hartford, Connecticut. As such, historical the operating results for WWYZ-FM have been added to SFX, as reported amounts for the year ending December 31, 1996 and from January 1, 1997 through February 28, 1997.

   "Hearst Acquisition" means the acquisition by SFX, consummated in August 1997, of two radio stations operating in Pittsburgh, Pennsylvania and two stations in Milwaukee, Wisconsin for cash. As such, historical operating results for the Pittsburgh and Milwaukee Stations have been added to SFX, as reported amounts for the year ending December 31, 1996 and from January 1, 1997 through August 1, 1997.

   "Houston Exchange" means the exchange by SFX, consummated in December 1996, of SFX's radio station KRLD-AM, operating in Dallas, Texas, and SFX's Texas State Networks for radio station KKRW-FM, operating in Houston, Texas. As such, historical the operating results for KRLD-FM and KKRW-FM have been added to SFX, as reported amounts from January 1, 1996 through December 1, 1996.

   "Jackson Acquisitions" means, collectively, the acquisitions by SFX, consummated in the third quarter of 1996, of substantially all of the assets of WJDX-FM, WSTZ-FM and WZRX-AM, each operating in Jackson, Mississippi. As such, historical the operating results for WJDX-FM have been added to SFX, as reported amounts from January 1, 1996 through July 19, 1996, while the historical operating results for WSTZ-FM and WZRX-AM have been added to SFX, as reported amounts from January 1, 1996 through August 29, 1996.

   "Liberty Acquisition" means the acquisition by SFX, consummated in July 1996, of Liberty Broadcasting Incorporated, which owned and operated or provided programming to or sold advertising on behalf of 14 FM and six AM radio stations located in six markets: Washington, DC/Baltimore, Maryland; Nassau-Suffolk, New York; Providence, Rhode Island; Hartford, Connecticut; Albany, New York; and Richmond, Virginia. As such, historical the operating results for the 14 FM and six AM stations have been added to SFX, as reported amounts from January 1, 1996 through July 1, 1996.

   "Louisville Acquisition" means the acquisition by SFX, consummated in September 1996, from Prism of substantially all of the assets of WVEZ-FM, WTFX-FM and WWKY-AM, each operating in Louisville, Kentucky. As such, historical the operating results for the three stations have been added to SFX, as reported amounts from January 1, 1996 through September 17, 1996.

   "Louisville Dispositions" means the sale by SFX, consummated in October 1996, of the three stations acquired in the Louisville Acquisition. As such, historical operating results for the three stations have been added to SFX, as reported amounts from January 1, 1996 through October 1, 1996.

   "Meadows Acquisition" means the acquisition by SFX, consummated in March 1997, of the Meadows Music Theater in Hartford, Connecticut. As such, historical operating results for Meadows Music Theater have been added to SFX, as reported amounts for the year ending December 31, 1996 and from January 1, 1997 through March 19, 1997.

   "MMR" means Multi-Market Radio, Inc.

   "MMR Hartford Acquisition" means MMR's acquisition by SFX, consummated in September 1996, of WKSS-FM, operating in Hartford, Connecticut. As such, historical operating results for WKSS-FM have been added to SFX, as reported amounts from January 1, 1996 through September 4, 1996.

   "MMR Merger" means the merger, consummated in November 1996, of a wholly-owned subsidiary of SFX with and into MMR, as a result of which MMR became a wholly-owned subsidiary of SFX. As such, historical operating results for MMR have been added to SFX, as reported amounts from January 1, 1996 through November 22, 1996.

   "Myrtle Beach Acquisition" means MMR's acquisition of WMYB-FM, operating in Myrtle Beach, South Carolina.

   "Nashville Acquisition" means the pending acquisition by SFX of WJZC-FM, WLAC-FM and WLAC-AM, each operating in Nashville, Tennessee, from Sinclair Broadcasting Group.

   "Network Acquisition" means the pending acquisition by SFX Entertainment of the Network Magazine Group and SJS Entertainment, a creator, producer and distributor of live concert programming and network radio special events.

   "PACE Acquisition" means the pending acquisition by SFX Entertainment of PACE Entertainment Corporation (including the purchase of the Pavilion Partners), a concert promotion company operating in Houston, Texas.

   "Pending Acquisition and Disposition--Broadcasting" means, collectively, the Capstar Disposition and the Nashville Acquisition.

   "Pending Acquisitions--Entertainment" means, collectively, the BGP Acquisition, the Concerts/ Southern Acquisition, the Contemporary
Acquisition, the Network Acquisitions, and the PACE Acquisition.

   "Pending Transactions" means the Pending Acquisition and
Disposition--Broadcasting and the Pending Acquisitions--Entertainment.

   "Prism Acquisition" means the acquisition by SFX, consummated in the third quarter of 1996, of substantially all of the assets of Prism used in the operation of ten FM and six AM radio stations located in five markets:
Louisville, Kentucky; Jacksonville, Florida; Raleigh, North Carolina; Tucson, Arizona; and Wichita, Kansas. As such, historical operating results for the Prism stations have been added to SFX, as reported amounts from January 1, 1996 through July 8, 1996.

   "Raleigh-Greensboro Acquisitions" means the acquisition by SFX, consummated in June 1996, of substantially all of the assets of WMFR-AM, WMAG-FM and WTCK-AM, each operating in Greensboro, North Carolina, and WTRG-FM and WRDU-FM, both operating in Raleigh, North Carolina. As such, historical operating results for the Raleigh-Greensboro stations have been added to SFX, as reported amounts from January 1, 1996 through June 28, 1996.

   "Richmond Acquisition" means the acquisition by SFX, consummated in July 1997, of ABS Communications L.L.C., which owns or will acquire WVGO-FM, WLEE-FM, WKHK-FM and WBZU-FM, each operating in Richmond, Virginia, net of the pending disposition of WVGO for $4.5 million. As such, historical operating results for the four stations have been added to SFX, as reported amounts for the year ending December 31, 1996 and from January 1, 1997 through July 2, 1997.

   "Sale of SFX Broadcasting" means the pending sale of substantially all the radio assets of SFX Broadcasting for approximately $2 billion in cash and acquired debt.

   "Secret Communications Acquisition" means the acquisition by SFX of WFBQ-FM, WRZX-FM and WNDE-AM, each operating in Indianapolis, Indiana, consummated in April 1997, and WDVE-FM, WXDX-FM, and WJJJ-FM, each operating in Pittsburgh, Pennsylvania, consummated in June 1997. As such, historical operating results for the Indianapolis stations have been added to SFX, as reported amounts for the year ending December 31, 1996 and from January 1, 1997 through April 1, 1997, while the operating results for the Pittsburgh stations have been added to SFX, as reported amounts are included for the year ending December 31, 1996 and from January 1, 1997 through June 1, 1997.

   "Sunshine Acquisition" means the acquisition by SFX, consummated in June 1997, of Sunshine Promotions, Inc. a concert promotion company, and certain affiliated entities (collectively "Sunshine"). As such, historical operating results for Sunshine Promotions have been added to SFX, as reported amounts for the year ending December 31, 1996 and from January 1, 1997 through June 1, 1997.

   "Texas Coast Acquisition" means the acquisition by SFX, consummated in February 1997, of radio stations KQUE-FM and KNUZ-AM in Houston, Texas. As such, historical operating results for KQUE-FM and KNUZ-AM have been added to SFX, as reported amounts for the year ending December 31, 1996 and from January 1, 1997 through February 28, 1997.

   "Washington Dispositions" means the sale by SFX, consummated in July 1996, of three of the stations acquired from Liberty Broadcasting, each operating in the Washington, D.C./Baltimore, Maryland market. As such, historical the operating results for the three stations have been added to SFX, as reported amounts from January 1, 1996 through July 1, 1996.